EXHIBIT (h)(4)

TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

This Transfer Agency And Shareholder Services Agreement ("Agreement") is effective as of
September 1, 2011 ("Effective Date") by and between BNY Mellon Investment Servicing (US) Inc.
("BNYM"), and, individually and separately, but not jointly, each of the investment companies listed on
Schedule B to this Agreement (each such investment company referred to herein as the "Investment
Company"). Capitalized terms, and certain noncapitalized terms, not otherwise defined shall have the meanings set forth in Schedule A (Schedule A also contains an index of defined terms providing the location of all defined terms).

Background

A.	The Investment Company is registered as an open-end management investment company under the 1940 Act.

B.	The Investment Company wishes to retain BNYM to serve as its transfer agent, registrar, dividend disbursing agent and shareholder servicing agent, or, if applicable, to serve as the transfer agent, registrar, dividend disbursing agent and shareholder servicing agent for each of its Portfolios listed on
Schedule B attached hereto and made a part hereof, as such Schedule B may be amended from time to time, and BNYM wishes to furnish such services. The term "Fund" as used hereinafter in this Agreement means, as applicable, each Fund of an Investment Company identified on Schedule B and where appropriate, the Investment Company on behalf of each such Fund or, if no Funds are so identified, the
Investment Company, in its individual and separate capacity.

Terms

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree to the statements made in the preceding paragraphs and as follows:

1.	Appointment. The Fund hereby appoints BNYM to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund and BNYM accepts such appointments and agrees in connection with such appointments to furnish the services expressly set forth in Section 3.
BNYM shall be under no duty to provide any service to or on behalf of the Fund except as specifically set forth in Section 3 or as BNYM and the Fund may specifically agree in a written amendment hereto;
provided that the foregoing is not intended to limit any obligation of BNYM under this Agreement.
BNYM shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by the Fund or by any other third party service provider to the Fund not engaged by BNYM.

2.	Records; Access. BNYM shall create and maintain all records required of it pursuant to its duties hereunder in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act and the rules thereunder. Where applicable, such records shall be maintained by BNYM for the periods and the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Fund, which are in the possession or under the control of BNYM, shall be the property of the Fund. The Fund and Authorized Persons shall have access to such books and records at all times during BNYM's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by BNYM to the Fund or to an Authorized
Person, at the Fund's expense.

3.	Services. BNYM agrees to service each Fund in a dedicated staffing environment with respect to client services, transaction processing, correspondence, management company support and Full Service
Retail (“FSR”) dedicated systems throughout the term of the Agreement, unless otherwise agreed by a particular Fund. BNYM agrees to provide the services hereunder in accordance with the Service Level
Standards attached hereto as Schedule G.
(a)	Transfer Agent, Registrar, Dividend Disbursing Agent and Shareholder Servicing:
(1)	Services to be provided on an ongoing basis to the extent applicable to a particular Fund:
	(i)	Calculate 12b-1 payments;
	(ii)	Maintain shareholder registrations;
	(iii)	Review new applications and correspond with shareholders to complete or correct information;
	(iv)	Direct payment processing of checks or wires;
	(v)	Prepare and certify shareholder lists in conjunction with proxy solicitations;
	(vi)	Countersign share certificates;
	(vii)	Prepare and mail to shareholders confirmation of activity;
	(viii)	Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;
	(ix)	Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with BNYM;
	(x)	Provide periodic shareholder lists and statistics to the Fund;
	(xi)	Provide detailed data for underwriter/broker confirmations;
	(xii)	Prepare periodic mailing of year-end tax and statement information;
	(xiii)	Notify on a timely basis the Fund's investment adviser, accounting agent, and custodian
("Fund Custodian") of Share activity;
	(xiv)	Perform other participating broker-dealer shareholder services as may be agreed upon from time to time;
	(xv)	Accept and post daily Share purchases and redemptions;
	(xvi)	Accept, post and perform shareholder transfers and exchanges;
	(xvii)	Issue and cancel certificates (when requested in writing by the shareholder) to the extent permitted by the Fund’s prospectus; and

	(xviii)	Remediation Services, as required; and

	(xviii)	Perform certain administrative and ministerial duties relating to opening, maintaining and processing transactions for shareholders or financial intermediaries that trade shares through the NSCC.

(2)	Purchase of Shares. BNYM shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

	(i)	A purchase order in completed proper form;

	(ii)	Proper information to establish a shareholder account; and

	(iii)	Confirmation of receipt or crediting of funds for such order to the Fund Custodian.

(3)	Redemption of Shares. BNYM shall process requests to redeem Shares as follows:

	(i)	All requests to transfer or redeem Shares and payment therefore shall be made in accordance with the Fund's prospectus, when the shareholder tenders Shares in proper form, accompanied by such documents as BNYM reasonably may deem necessary.

	(ii)	BNYM reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine and that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to process transfers or redemptions which BNYM, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption, in each case provided that it notifies the requestor of any defect in the redemption request in a timely manner.

	(iii)	When Shares are redeemed, BNYM shall deliver to the Fund Custodian and the Fund or its designee a notification setting forth the number of Shares redeemed. Such redeemed
Shares shall be reflected on appropriate accounts maintained by BNYM reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

	(iv)	BNYM shall, upon receipt of the monies provided to it by the Fund Custodian for the redemption of Shares, pay such monies as are received from the Fund Custodian.

	(v)	When a broker-dealer notifies BNYM of a redemption desired by a customer, and the
Fund Custodian provides BNYM with funds, BNYM shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer, unless otherwise instructed in writing by the broker-dealer.

	(vi)	BNYM shall not process or effect any redemption requests with respect to Shares of the
Fund after receipt by BNYM or its agent of notification of the suspension of the determination of the net asset value of the Fund.

(4)	Dividends and Distributions. Upon receipt by BNYM of Written Instructions containing all requisite information that may be reasonably requested by BNYM, including payment directions and authorization, BNYM shall issue Shares in payment of the dividend or distribution, or, upon shareholder election, pay such dividend or distribution in cash, if provided for in the Fund's prospectus. If requested by BNYM, the Fund shall furnish a certified resolution of the Fund's Board of Trustees (which may be a standing resolution authorizing the Fund’s officers to declare and authorize the payment of a dividend or other distribution) declaring and authorizing the payment of a dividend or other distribution but BNYM shall have no duty to request such. Issuance of Shares or payment of a dividend or distribution as provided for in this Section 3(a)(4), as well as payments upon redemption as described in Section 3(a)(3), shall be made after deduction and payment of any and all amounts required to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. BNYM shall (i) mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation; and (ii) prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends by the Fund paid to its shareholders (above threshold amounts stipulated by applicable law) as required by tax or other laws, rules or regulations; provided, however, notwithstanding the foregoing and notwithstanding any other provision of this Section 3(a)(4) or this Agreement: (A)
BNYM's exclusive obligations with respect to any written statement that Section 19(a) of the 1940 Act may require to be issued with respect to the Fund shall be, upon receipt of specific Written Instructions to such effect, to receive from the Fund the information which is to be printed on the statement, to print such information on appropriate paper stock and to mail such statement to shareholders, and (B) BNYM's sole obligation with respect to any dividend or distribution that Section 19(a) of the 1940 Act may require be accompanied by such a written statement shall be to act strictly in accordance with the first three sentences of this Section 3(a)(4).

(5)	Shareholder Account Services. BNYM may arrange, in accordance with the prospectus:

	(i)	for issuance of Shares obtained through:

		(A)	Any pre-authorized check plan; and

		(B)	Direct purchases through broker wire orders, checks and applications.

	(ii)	for a shareholder's:

		(A)	Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

		(B)	Automatic redemption from an account where that shareholder participates in an automatic redemption plan; and/or

		(C)	Redemption of Shares from an account with a checkwriting privilege.

(6)	Communications to Shareholders. Subject to receipt by BNYM of timely Written Instructions,
BNYM shall mail all communications by the Fund to its shareholders, including:

	(i)	Confirmations of purchases and sales of Fund shares;

	(ii)	Monthly or quarterly statements;

	(iii)	Dividend, distribution and other notices; and

	(iv)	Tax form information.

(7)	Records. BNYM shall maintain records of the accounts for each shareholder showing the following information:

	(i)	Name, address and United States Tax Identification or Social Security number;

	(ii)	Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

	(iii)	Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions in a shareholder's account;

	(iv)	Any stop or restraining order placed against a shareholder’s account;

	(v)	Any correspondence relating to the maintenance of a shareholder's account;

	(vi)	Information with respect to withholdings; and

	(vii)	Any information required in order for BNYM to perform any calculations required by this Agreement.

(8)	Lost or Stolen Certificates. BNYM shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

	(i)	The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by BNYM; and

	(ii)	Completion of a release and indemnification agreement signed by the shareholder to protect the Fund, BNYM and its affiliates.

(9)	Shareholder Inspection of Stock Records. Upon a request from any Fund shareholder to inspect stock records, BNYM will notify the Fund on a timely basis and the Fund will issue Written Instructions granting or denying each such request. Unless BNYM has acted contrary to the Fund's Written
Instructions, the Fund agrees to and does hereby release BNYM from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

(10)	Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions,
BNYM shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(11)	Lost Shareholders.

	(A)	BNYM shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the "Lost Shareholder Rule"), including, but not limited to, those set forth below. BNYM may, in its sole discretion, use the services of a third party to perform some of or all such services.

	(i)	documentation of search policies and procedures;

	(ii)	execution of required searches;

	(iii)	tracking results and maintaining data sufficient to comply with the Lost Shareholder
Rule; and
	(iv)	preparation and submission of data required under the Lost Shareholder Rule.
	(B)	For purposes of clarification: (i) Section 3(a)(11)(A) does not obligate BNYM to perform the services described therein for broker-controlled accounts, omnibus accounts and similar accounts with respect to which BNYM does not receive or maintain information which would permit it to determine whether the account owner is a "lost securityholder", as that term is defined in the Lost Shareholder Rule; and (ii) no provision of this Agreement, including without limitation Section 3(a)(11)(A), obligates BNYM to perform any escheat services or abandoned property services for any Fund or any accounts hereunder - the Fund agrees and acknowledges that the Fund alone is responsible for compliance with applicable escheat and abandoned property laws.
(12)	Tax Advantaged Accounts.
	(A)	Certain definitions:
	(i)	"Eligible Assets" means shares of the Fund and such other assets as the Fund and BNYM may mutually agree.
	(ii)	"Participant" means a beneficial owner of a Tax Advantaged Account.
	(iii)	"Tax Advantaged Account" means any of the following accounts: (i) a Traditional, SEP,
Roth, or SIMPLE individual retirement account, (ii) an account in a money purchase or profit sharing plan, (iii) a single participant “k” plan account, (iv) a Coverdell educational savings accounts, all within the meaning of Sections 408, 401, or 530 of the Code, and
(v) any other similar type of account agreed to by the parties in writing; which is facilitated or sponsored by the Fund or affiliates of the Fund and with respect to which the contributions of Participants are used to purchase or invest in solely Eligible Assets.
	(B)	To the extent requested by the Fund, BNYM shall provide the following administrative services to Tax Advantaged Accounts, to the extent a particular administrative service is appropriate to the Tax Advantaged Account under the Code:
	(i)	Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);
	(ii)	Record method of distribution requested and/or made;
	(iii)	Receive and process designation of beneficiary forms requests;
	(iv)	Examine and process requests for direct transfers between custodians/trustees; transfer and pay over to the successor assets in the account and records pertaining thereto as requested;
	(v)	Prepare any annual reports or returns required to be prepared and/or filed by a custodian of Tax Advantaged Accounts, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the Internal Revenue Service and provide same to the Participant or Participant's beneficiary, as applicable; and

(vi)	Perform applicable federal withholding and send to the Participant or Participant's beneficiary, as applicable, an annual TEFRA notice regarding required federal tax withholding.

(C)	BNYM shall arrange for BNY Mellon Investment Servicing Trust, BNY Mellon Bank or
other qualified institution (which may be an Affiliate of BNYM) to serve as custodian (the
"Custodian") for the Tax Advantaged Accounts ("Custodied Accounts"). In consideration for such service, the Fund agrees:

(i)	To the extent practicable, the Fund will provide sixty (60) days advance written notice to
BNYM, the Custodian and Participants in connection with a Fund liquidation or any other event or circumstance or act or course of conduct involving the Fund or assets held in a Custodied Account that would result in an involuntary liquidation of any asset held in a Custodied Account or would otherwise materially affect the Custodied Account, its operation, the rights or obligations of a Participant, any asset in a Custodied Account or the terms or provisions of a Custodied Account ("Material Event"), and to the extent there is a Fund liquidation and an alternative investment vehicle is not provided by the
Fund or an affiliate, reimburse BNYM and BNY Mellon Investment Servicing Trust for all reasonable costs, including costs of legal counsel, incurred in determining, in consideration of the Material Event, an appropriate course of conduct under the law, including the Code, and under agreements with Participants and in implementing the course of conduct determined to be appropriate, provided that BNYM provide the Fund with advance notice that it intends to employ outside counsel for this purpose;

(ii)	The Fund will, at its own cost and expense, at the request of BNYM and in accordance with all applicable provisions of the Code:

(aa) appoint and provide for a qualified successor custodian for all Custodied
Accounts in the event this Agreement expires or is terminated or if any other event or circumstance occurs which constitutes commercially reasonable cause for the Custodian to resign as custodian of the Custodied Accounts or seek appointment of a successor custodian,

(bb) provide for any interim custodial or transfer arrangements made appropriate by any of the circumstances governed by clause (aa), and

(cc) cause all Custodied Accounts and all assets in the Custodied Accounts to transfer to such successor or interim custodians;

(iii)	The Custodian may require Participants and all employers, advisors or other parties involved in any manner in the creation, sponsorship or administration of Custodied
Accounts or their relevant plans or involved in any other capacity with Custodied
Accounts or their relevant plans ("Related Parties") to adopt, execute or otherwise agree to disclosure documents, custodial agreements, account agreements and such other forms, agreements and materials which it reasonably determines to be appropriate for the establishment and administration of the Custodied Accounts or relevant plans under applicable law, including the Code ("Account Documentation") or for the services provided as custodian; and

(iv)	The Custodian may directly furnish Account Documentation and all other written notifications, materials and communications which it reasonably determines to be appropriate to its role as custodian ("Related Custodian Materials") to Participants and
Related Parties and the Fund will upon the reasonable request of BNYM or the Custodian coordinate joint mailings of Account Documentation and Related Custodian Materials
with Fund materials.

(D) In consideration for BNYM or the Custodian furnishing any one or more of the services provided for in this Section 3(a)(12), whether alone or in combination with others, the Fund shall pay to BNYM the related Fees and Reimbursable Expenses as set forth in the Fee Agreement.
The Fund may direct BNYM to collect such Fees and Reimbursable Expenses from the assets in relevant Tax Advantaged Accounts upon appropriate disclosure to Participants, but shall remain responsible for such Fees and Reimbursable Expenses to the extent it does not so direct BNYM or such amounts are not collectable from the Tax Advantaged Accounts.

(13)	Print Mail. The Fund hereby engages BNYM as its print/mail service provider with respect to those items and for such fees as may be agreed to from time to time in writing by the Fund and BNYM.

(14)	National Quality Review. BNYM agrees to engage National Quality Review (“NQR”) to perform NQR rating and quality performance review services with respect to BNYM transaction processing and correspondence areas providing services to the Funds hereunder and provide quarterly reporting to the Funds relating thereto.

(15)	Special Requirements With Respect To Daily Funding. BNYM shall provide the Custodian a preliminary cash availability report at 7:45AM (Eastern Time). The preliminary cash projections are subject to change, based on estimates submitted by various processing groups. The report will summarize the previous day's transaction activity, subtotaled by transaction type. Final reports will be provided to the Custodian by 10:45 AM (Eastern Time). This reporting package will include final cash availability and shares outstanding for each Fund.

Providing that BNYM has reported the daily settlement amounts in a timely manner with appropriate back-up documentation, the Fund will cause to be wired monies due BNYM by the Fund on or before the close of business. All monies due the Fund from BNYM shall be wired by BNYM by close of business.

(16)	Other Services. BNYM shall provide other services that are further described and governed by
Schedule D hereto. These other services are “AdvisorCentral”, “IAM”, and the “22c-2 System” as those terms are defined in Exhibit 1 to Schedule D.

(17)	Ancillary Services. BNYM shall perform such other services ancillary in nature to the services described in this Section 3(a) and customarily performed by a transfer agent, registrar, dividend disbursing agent and shareholder servicing agent.

(b)	Anti-Money Laundering Program Services. BNYM will perform one or more of the services described in subsections (1) through (6) of this Section 3(b) if requested by the Fund ("AML Services").

(1)	Anti-Money Laundering.

(A) To the extent the other provisions of this Agreement require BNYM to establish, maintain and monitor accounts of investors in the Fund consistent with the Securities Laws, BNYM shall perform reasonable actions necessary to assist the Fund in complying with Section 352 of the
USA PATRIOT Act, as follows: BNYM shall: (a) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (b) provide for independent testing, by an employee who is not responsible for the operation of BNYM's anti-money laundering ("AML")
program or by an outside party, for compliance with BNYM's written AML policies and procedures; (c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of BNYM's AML program; and (d) provide ongoing training of
BNYM personnel relating to the prevention of money-laundering activities.

	(B)	Upon the reasonable request of the Fund, BNYM shall provide to the Fund: (x) a copy of
BNYM's written AML policies and procedures; (y) a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate BNYM personnel.

	(C)	Without limiting or expanding subsections (A) or (B) above, the parties agree this Section
3(b)(1) relates solely to Fund compliance with Section 352 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(2)		Foreign Account Due Diligence.

	(A)	To assist the Fund in complying with requirements regarding a due diligence program for “foreign financial institution” accounts in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 312 of the USA
PATRIOT Act ("FFI Regulations"), BNYM will do the following:

	(i)	Implement and operate a due diligence program that includes appropriate, specific, risk-based policies, procedures and controls that are reasonably designed to enable the Fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account established, maintained, administered or managed by the Fund for a “foreign financial institution” (as defined in 31 CFR 103.175(h))("Foreign Financial
Institution");

	(ii)	Conduct due diligence to identify and detect any Foreign Financial Institution accounts in connection with new accounts and account maintenance;

	(iii)	Assess the money laundering risk presented by each such Foreign Financial
Institution account, based on a consideration of all appropriate relevant factors (as generally outlined in 31 CFR 103.176), and assign a risk category to each such
Foreign Financial Institution account;

	(iv)	Apply risk-based procedures and controls to each such Foreign Financial Institution account reasonably designed to detect and report known or suspected money laundering activity, including a periodic review of the Foreign Financial Institution account activity sufficient to determine consistency with information obtained about the type, purpose and anticipated activity of the account;

	(v)	Include procedures to be followed in circumstances in which the appropriate due diligence cannot be performed with respect to a Foreign Financial Institution account;

	(vi)	Adopt and operate enhanced due diligence policies for certain Foreign Financial
Institution accounts in compliance with 31 CFR 103.176;

	(vii)	Record due diligence program and maintain due diligence records relating to
Foreign Financial Institution accounts; and

	(viii)	Report to the Fund about measures taken under (i)-(vii) above.

	(B)	Nothing in Section 3(b)(2) shall be construed to require BNYM to perform any course of conduct that is not required for Fund compliance with the FFI Regulations.

	(C)	Without limiting or expanding subsections (A) or (B) above, the parties agree this Section
3(b)(2) relates solely to Fund compliance with Section 312 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation
Section 326 thereof.

(3)	Customer Identification Program.

	(A)	To assist the Fund in complying with requirements regarding a customer identification program in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 326 of the USA PATRIOT Act ("CIP Regulations"), BNYM will do the following:

	(i)	Implement procedures which require that prior to establishing a new account in the Fund
BNYM obtain the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the "Data Elements") for the
"Customer" (defined for purposes of this Agreement as provided in 31 CFR 103.131)
associated with the new account.

	(ii)	Use collected Data Elements to attempt to reasonably verify the identity of each new
Customer promptly before or after each corresponding new account is opened. Methods of verification may consist of non-documentary methods (for which BNYM may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which
BNYM personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

	(iii)	Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 103.131(b)(3).

	(iv)	Regularly report to the Fund about measures taken under (i)-(iii) above.

	(v)	If BNYM provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, work with the Fund to notify prospective
Customers, consistent with 31 CFR 103.131(b)(5), about the program conducted by the
Fund in accordance with the CIP Regulations.

(B)	Nothing in Section 3(b)(3) shall be construed to require BNYM to perform any course of conduct that is not required for Fund compliance with the CIP Regulations, including by way of illustration not limitation the collection of Data Elements or verification of identity for individuals opening Fund accounts through financial intermediaries which use the facilities of the
National Securities Clearing Corporation.

(4)	FinCEN Requests Under USA PATRIOT Act Section 314(a). The Fund hereby engages BNYM to provide certain services as set forth in this subsection (b) with respect to FinCEN Section 314(a)
information requests ("Information Requests") received by the Fund. Upon receipt by BNYM of an
Information Request delivered by the Fund in full compliance with all 314(a) Procedures (as defined below), BNYM will compare appropriate information contained in the Information Request against relevant information contained in account records maintained for the Fund. Information relating to potential matches resulting from these comparisons, after review by BNYM for quality assurance purposes ("Comparison Results"), will be made available to the Fund in a timely manner. The Fund will retain responsibility for filing reports with FinCEN that may be appropriate based on the Comparison
Results. In addition, a potential match involving a tax identification number will be analyzed by BNYM in conjunction with other relevant activity contained in records for the particular relevant account, and if, after such analysis, BNYM determines that further investigation is warranted because the activity might constitute "suspicious activity", as that term is used for purposes of the USA Patriot Act, then BNYM will deliver a suspicious activity referral to the Fund. "314(a) Procedures" means the procedures adopted from time to time by BNYM governing the delivery and processing of Information Requests transmitted by BNYM's clients to BNYM, including without limitation requirements governing the timeliness, content, completeness, format and mode of transmissions to BNYM.

(5)	U.S. Government List Matching Services.

(A)	On a daily basis BNYM will compare Appropriate List Matching Data (as defined in subsection (C) below) contained in BNYM databases which are maintained for the Fund pursuant to this Agreement ("Fund Data") to "U.S. Government Lists", which is hereby defined to mean the following:

(i)	data promulgated in connection with the list of Specially Designated Nationals published by the Office of Foreign Asset Control of the U.S. Department of the Treasury ("OFAC")
and any other sanctions lists or programs administered by OFAC to the extent such lists or programs remain operative and applicable to the Fund ("OFAC Lists");

(ii)	data promulgated in connection with the list of Non-Cooperative Countries and
Territories ("NCCT List") published by the Financial Action Task Force;

(iii)	data promulgated in connection with determinations by the Director (the "Director") of the Financial Crimes Enforcement Network of the U.S. Department of the Treasury that a foreign jurisdiction, institution, class of transactions, type of account or other matter is a primary money laundering concern ("PMLC Determination"); and

(iv)	data promulgated in connection with any other lists, programs or determinations (A) of which BNYM notifies the Fund after determining it to be substantially similar in purpose to any of the foregoing lists, programs or determinations, or (B) which BNYM and the
Fund agree in writing to add to the service described in this subsection (a). Comparisons to any list of which the Fund is notified pursuant to (A) may not be terminated without advance notice to the Fund.

(B)	In the event that following a comparison of Fund Data to a U.S. Government List as described in subsection (a) BNYM determines that any Fund Data constitutes a
"match" with the U.S. Government List in accordance with the criteria applicable to the particular U.S. Government List, BNYM:

(i)	will notify the Fund promptly of such match;

(ii)	will send any other notifications required by applicable law or regulation by virtue of the match;

(iii)	if a match to an OFAC List, will to the extent required by applicable law or regulation assist the Fund in taking appropriate steps to block any transactions or attempted transactions to the extent such action may be required by applicable law or regulation;

(iv)	if a match to the NCCT List or a PMLC Determination, will to the extent required by applicable law or regulation conduct a suspicious activity review of accounts related to the match and if suspicious activity is detected will deliver a suspicious activity referral to the Fund;

(v)	if a match to a PMLC Determination, will assist the Fund in taking the appropriate special measures imposed by the Director; and

(vi)	will assist the Fund in taking any other appropriate actions required by applicable law or regulation.

(C)	"Appropriate List Matching Data" means (A) account registration and alternate payee data, to the extent made appropriate by statutes, rules or regulations governing the
U.S. Government Lists, (ii) data determined by BNYM in good faith in light of statutes, rules or regulations governing the U.S. Government Lists to be necessary to provide the services described in this Section 3(b)(5), and (iii) data the parties agree in writing to be necessary to provide the services described in this Section 3(b)(5).

(6)	Legal Process. The Fund hereby engages BNYM to provide certain services as set forth in this subsection (6) with respect to legal process (civil and criminal subpoenas, civil or criminal seizure orders,
IRS civil or criminal notices including notices of lien or levy, other functionally equivalent legal process as the parties mutually agree) received by the Fund and furnished to BNYM Regulatory Management at a time and in a manner affording BNYM Regulatory Management reasonable opportunity to act on it
("Legal Process"). The Fund shall have the sole and exclusive obligation to furnish the information, documentation or other material requested by the Legal Process but BNYM will assist the Fund in complying with the Legal Process after reviewing appropriate customer account activity. In addition, if
BNYM, after a review of the Legal Process and other pertinent account records, determines that such information could indicate "suspicious activity", then BNYM will deliver a suspicious activity referral to the Fund.

(7)	BNYM agrees to permit governmental authorities with jurisdiction over the Fund to conduct examinations of the operations and records relating to the services performed by BNYM under this
Section 3(b) upon reasonable advance request and during normal business hours and to furnish copies at the Fund's cost and expense of information reasonably requested by the Fund or such authorities and relevant to the services, subject to pre-approval by the Fund of any such cost or expense.

(8)	For purposes of clarification: All Written Procedures relating to the services performed by
BNYM pursuant to this Section 3(b) and any information, written matters or other recorded materials relating to such services and maintained by BNYM shall constitute Confidential Information of BNYM, except to the extent, if any, such materials constitute Fund records under the Securities Laws.

(9)	The Fund is solely and exclusively responsible for determining the applicability to the Fund of the Bank Secrecy Act, the USA PATRIOT Act, regulations of FinCEN, and all other laws and regulations, as they may be constituted from time to time ("Fund Applicable Laws"), for complying with the Fund Applicable Laws, for determining the extent to which the AML Services assist the Fund in complying with the Fund Applicable Laws, and for furnishing any supplementation or augmentation to the AML Services it determines to be appropriate, and acknowledges that BNYM has given no advice and makes no representations with respect to such matters. Section 3(b) of the Agreement shall not be construed to impose on BNYM any obligation other than to engage in the specific course of conduct specified by the provisions therein, and in particular shall not be construed to impose any other obligation on BNYM to design, develop, implement, administer, or otherwise manage compliance activities of the
Fund. The services provided pursuant to this Section 3(b) may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the relevant requirements of the Fund Applicable Laws and the description of services contained in Section 3 shall be deemed revised accordingly without written amendment pursuant to
Section 16(a), provided the Fund shall be notified of any such changes.

(c)	Red Flags Services.

(1)	The Fund elects to receive, and BNYM agrees to provide, the Red Flags Services as described below. This Section 3(c) of the Agreement is referred to as the "Red Flags Section".

(2)	BNYM agrees, commencing as of the effective date of the Red Flags Requirements (as defined in
Section 3(c)(3) below) or the Execution Date, whichever is later, to provide the Fund with the "Red Flags
Services", which is hereby defined to mean the following services:

(i)	BNYM will maintain written controls reasonably designed to detect the occurrence of Red Flags
(as defined below) in connection with (i) account opening and other account activities and transactions conducted directly through BNYM with respect to Direct Accounts (as defined below), and (ii) transactions effected directly through BNYM by Covered Persons (as defined below) in Covered Accounts (as defined below). Such controls, as they may be revised from time to time hereunder, are referred to herein as the "Controls". Solely for purposes of this Red Flags
Section, the capitalized terms below will have the respective meaning ascribed to each:

	(A)	"Red Flag" means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities which may indicate the possible existence of Identity Theft
(as defined below) affecting a Registered Owner (as defined below) or a Covered Person.

	(B)	"Identity Theft" means a fraud committed or attempted using the identifying information of another person without authority.

	(C)	"Registered Owner" means the owner of record of a Direct Account on the books and records of the Fund maintained by BNYM as registrar of the Fund (the "Fund
Registry").

	(D)	"Covered Person" means the owner of record of a Covered Account on the Fund
Registry.

	(E)	"Direct Account" means an Account established directly with and through BNYM as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through BNYM

	(F)	"Covered Account" means an Account established by a financial intermediary for another as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in Fund shares directly with and through
BNYM.

	(G)	"Account" means (1) an account holding Fund Shares with respect to which a natural person is the owner of record, and (2) any other account holding Fund Shares with respect to which there is a reasonably foreseeable risk to the particular account owner's customers from identity theft, including financial, operational, compliance, reputation, or litigation risks.

(ii)	BNYM will provide the Fund with a printed copy of or Internet viewing access to the Controls.

(iii)	BNYM will notify the Fund promptly of Red Flags which it detects and reasonably determines to indicate a significant risk of Identity Theft to a Registered Owner or Covered Person ("Possible
Identity Theft") and assist the Fund in determining the appropriate response of the Fund to the
Possible Identity Theft.

(iv)	BNYM will (A) engage an independent auditing firm or other similar firm of independent examiners to conduct an annual evaluation of the Controls and issue a report on the results of the testing (the "Audit Report"), and (B) furnish a copy of the Audit Report to the Company; and

(v)	Upon Fund request, issue a certification in a form determined to be appropriate by BNYM in its reasonable discretion, certifying to BNYM's continuing compliance with the Controls after the date of the most recent Audit Report.

(3)	The Fund agrees it is responsible for complying with and determining the applicability to the
Fund of Section 114 of the Fair and Accurate Credit Transaction Act of 2003 and regulations promulgated thereunder (the "Red Flags Requirements"), for determining the extent to which the Red Flags Services assist the Fund in complying with the Red Flags Requirements, and for furnishing any supplementation or augmentation to the Red Flags Services it determines to be appropriate, and that BNYM has given no advice and makes no representations with respect to such matters. This Red Flags Section shall not be interpreted in any manner which imposes a duty on BNYM to act on behalf of the Fund or otherwise, including any duty to take any action upon the occurrence of a Red Flag, other than as expressly provided for in this Red Flags Section. Upon reasonable advance written notice to the Fund, the Controls and the
Red Flags Services may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the Red Flags Requirements, as they may be constituted from time to time. The Fund shall pay BNYM the fee for Red Flags Services as established by BNYM in the Fee Agreement.

(d)	Access To And Use Of The BNYM System. BNYM shall provide access and use to the BNYM
System (as defined in Schedule D) and the terms of Schedule D shall apply thereto.

4.	Confidentiality.

(a) Each party shall keep the Confidential Information (as defined in subsection (b) below) of the other party in confidence and will not use or disclose or allow access to or use of such Confidential
Information except in connection with the activities contemplated by this Agreement or as otherwise expressly agreed in writing. Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party. In complying with the first sentence of this subsection
(a), each party will use the same degree of care it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care.

(b) Subject to subsections (c) and (d) below, "Confidential Information" means (i) this Agreement and its contents, all compensation agreements, arrangements and understandings (including waivers)
respecting this Agreement, disputes pertaining to the Agreement, and information about a party's exercise of rights hereunder, performance of obligations hereunder or other conduct of a party in connection with the Agreement (provided, however, that such information may be disclosed to a party’s accountants, auditors and attorneys who have a need to know and who provide services to it under professional or contractual obligations of confidentiality), (ii) information and data of, owned by or about a disclosing party or its affiliates, customers, or subcontractors that may be provided to the other party or become known to the other party in the course of the relationship established by this Agreement, regardless of form or content, including but not limited to (A) competitively sensitive material, and not generally known to the public, including, but not limited to, studies, plans, reports, surveys, summaries, documentation and analyses, regardless of form, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the
Company or BNYM, their respective subsidiaries and Affiliates and the customers, clients and suppliers of any of them; (B) scientific, technical or technological information, a design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Company or BNYM a competitive advantage over its competitors; (C) a confidential or proprietary concept, documentation, report, data, specification, computer software, source code, object code, flow chart, database, invention, know how, trade secret, whether or not patentable or copyrightable;
(D) information related to security, disaster recovery, business continuity and any other operational plans, procedures, practices and protocols, and (E) anything designated as confidential, and (iii) to any extent not included within clause (i) or clause (ii) above, with respect to BNYM, the Proprietary Items (as defined in Schedule D).

(c) Information or data that would otherwise constitute Confidential Information under subsection (b)
above shall not constitute Confidential Information to the extent it:

(i) is already known to the receiving party at the time it is obtained;
(ii) is or becomes publicly known or available through no wrongful act of the receiving party;
(iii) is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality;
(iv) is released by the protected party to a third party without restriction; or
(v) has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

(d) Confidential Information of a disclosing party may be used or disclosed by the receiving party in the circumstances set forth below but except for such permitted use or disclosure shall remain
Confidential Information subject to all applicable terms of this Agreement:

(i) as appropriate in connection with activities contemplated by this Agreement;

(ii)	as required pursuant to a court order, subpoena, governmental or regulatory or self-regulatory authority or agency, law, regulation, or binding discovery request in pending litigation (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted, and subject to proper jurisdiction, if applicable). The Parties acknowledge that the Investment Company is required to include this Agreement (and any amendments hereto), but not any fee schedules, as an exhibit to its registration statement and intends to do so;

(iii)	as requested by a governmental, regulatory or self-regulatory authority or agency or independent third party (such as the Investment Company’s independent public accounting firm) in connection with an inquiry, examination, audit or other review; or

(iv)	the information or data is relevant and material to any claim or cause of action between the parties or the defense of any claim or cause of action asserted against the receiving party.

(e)	Subject to the exceptions in (d), each party agrees not to publicly disseminate Confidential
Information of the other party or mutual Confidential Information.

(f)	The provisions of this Section 4 shall survive termination of this Agreement for a period of three
(3) years after such termination.

5.	Privacy.

(a)	Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except disclosures in connection with carrying out the services set forth in this Agreement or as otherwise permitted by law or regulation. BNYM agrees to implement and maintain appropriate security measures to protect "personal information", as that term is defined in 201 CMR 17.00: Standards For The Protection Of Personal Information Of Residents Of The
Commonwealth ("Massachusetts Privacy Regulation"), consistent with the Massachusetts Privacy
Regulation and any applicable federal regulations. Should additional privacy requirements be adopted by the states, BNYM agrees to develop, if applicable, appropriate security measures to satisfy such privacy requirements which shall be implemented upon the mutual agreement of the parties hereto as to the compensation ( if any) to be paid to BNYM.

(b)	BNYM agrees that it shall promptly notify the Fund once it has determined that any security breach involving possible unauthorized disclosure of or access to personal information related to the Fund has occurred. Without limiting the remedies available to the Fund, should BNYM fail to report, or take reasonable measures to resolve such a security breach, such failure shall be deemed to be a material breach of this Agreement. BNYM agrees that this paragraph shall cover any of its affiliates, subcontractors or agents that obtains access to personal information related to the Fund under this
Agreement, and that BNYM will be liable to the Fund for the compliance of such persons with this provision. This paragraph will survive termination or expiration of the Agreement for so long as BNYM continues to possess or have access to personal information related to the Fund.

6.	Cooperation with Accountants. BNYM shall cooperate with the independent public accountants for the Fund and shall take commercially reasonable measures to furnish or to make available to such accountants information relating to this Agreement and BNYM's performance of the obligations hereunder as requested by such accountants and necessary for the expression of their opinion.

7.	Ownership Rights. Ownership rights to property utilized in connection with the parties' use of the BNYM System shall be governed by applicable provisions of Schedule D which are hereby incorporated by reference into this Section 7, and shall apply, as if fully set forth herein.

8.	Disaster Recovery. BNYM shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, BNYM shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions.
BNYM shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by BNYM's own intentional misconduct, bad faith or reckless disregard in the performance of its duties under this Agreement and it maintains and acts in accordance with its business continuity plan, which it shall make available to the Fund (in full or summary form) upon reasonable request.

(a) Disaster Recovery Facility Services.

(i) In the event an unplanned condition renders the Fund’s normal operations facility located at Two International Place, Boston, Massachusetts to be inoperative (a “Disaster”), BNYM agrees to provide certain services on behalf of the Fund, as more fully described herein.

(ii) Upon notification by the Fund to BNYM of a Disaster, BNYM shall make available to the Fund the equipment and services at a BNYM facility in either Westborough or at such other
BNYM facility in New England as described in the attached Schedule E of this Agreement.

9.	Compensation.

(a)	As compensation for services rendered by BNYM during the term of this Agreement, the Fund will pay to BNYM such fees and charges (the "Fees") as may be agreed to from time to time in writing by the Fund and BNYM (the "Fee Agreement"). In addition, the Fund agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by BNYM in the performance of its duties hereunder ("Reimbursable Expenses").

(b)	BNYM may establish demand deposit accounts or cash management accounts in its own name for the benefit of the Fund at third party financial institutions which is qualified to serve as a custodian in accordance with Section 17(f) of the 1940 Act ("Third Party Institution"), including without limitation
Third Party Institutions that may be an affiliate of BNYM ("Affiliated Third Party Institutions") or a
client of BNYM, for the purpose of administering funds received by BNYM in the course of performing its services hereunder (“Service Accounts”). In connection with the Service Accounts, the Company acknowledges that one or more or a combination of one or more of the following may apply:

(i)	BNYM may receive (i) earnings from sweeping certain funds in the Service Accounts overnight into investment accounts or bank accounts at Third Party Institutions; and (ii) balance credits with respect to the funds in the Service Accounts not swept as described in clause (i). On a monthly basis, BNYM may offset Banking Charges (as defined below) posed on the Service Accounts by the Third Party Institutions (which are passed to the Fund) with imputed balance credits calculated on average balances held in the Service Accounts without reduction for amounts that might be swept as described in clause (i). The Fund shall be obligated to pay BNYM check clearing charges as disclosed in the Fee Agreement and BNYM may retain for its own account any sweep earnings and balance credits received from Third Party Institutions with respect to the
Service Accounts. "Banking Charges" means the bank charges and bank service fees imposed by Third Party Institutions for the establishment and maintenance of the Fund's Service Account and related banking services.

(ii) BNYM may establish Service Accounts primarily or exclusively with Affiliated Third Party
Institutions and retain funds primarily or exclusively in the Service Accounts at Affiliated Third
Party Institutions. BNYM and its Affiliated Third Party Institutions may derive a benefit from the funds placed on deposit with the Affiliated Third Party Institutions in Service Accounts due to
the availability of the funds for use by the Affiliated Third Party Institutions in their business. In the event an Affiliated Third Party Institution does not issue or pay balance credits or other credits or earnings on funds in the Service Accounts, BNYM will calculate for each calendar month an "Imputed Account Credit", which is hereby defined to be the amount determined by multiplying (i) the average daily balance in the Fund's Service Account during the relevant month, times (ii) the number of days in the month divided by 365, times (iii) the 3-month
Treasury Bill rate for secondary markets for the relevant month as reported by the Board of
Governors of the Federal Reserve System at its Web site. BNYM shall pay the Banking Charges on the Service Accounts for the relevant month, except for check clearing charges as disclosed in the Fee Agreement.

(c) In connection with BNYM's performance of cash settlement and other cash administration services, the Fund acknowledges and agrees:

(i) that in order to satisfy a Fund's same day settlement obligations with the NSCC or to satisfy any other another payment obligation of the Fund, BNYM may have to transfer out of a Fund's
Service Account an amount of funds which exceeds the amount of funds then available for transfer in the relevant Service Account ("Overdraft Amount");

(ii) that BNYM is not obligated to transfer out of a Fund's Service Accounts any funds representing
Overdraft Amounts and may in its sole discretion decline without liability hereunder to transfer out of a Fund Service Account funds representing Overdraft Amounts;

(iii) that notwithstanding the absence of an obligation to do so, BNYM may elect to transfer out of the Fund's Service Accounts funds representing Overdraft Amounts as a courtesy to a Fund and to maintain BNYM's good standing with the NSCC and other participants in the financial services industry and that by electing to transfer funds representing Overdraft Amounts BNYM does not, even if it has transferred such funds as part of a regular pattern of conduct, waive any rights under this Section 9(c) or assume the obligation it has expressly disclaimed in clause (ii)
above and BNYM may at any time in its sole discretion and without notice decline to continue to make such transfers;

(iv) that the Fund is at all times obligated to pay to BNYM an amount of money equal to the
Overdraft Amounts that have not been offset by credits posted to the relevant Service Account subsequent to the transfer of the Overdraft Amount and such amounts are payable, and shall be paid, by the Fund immediately upon demand by BNYM.

(d) The undersigned hereby represents and warrants to BNYM that (i) the terms of this Agreement,
(ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to BNYM or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by BNYM to such adviser or sponsor or any affiliate of the Fund relating to the
Agreement have been fully disclosed to the Board of Directors of the Fund and that, if required by applicable law, such Board of Directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

(e)	No termination of this Agreement shall cause, and no provision of this Agreement shall be interpreted in any manner that would cause, BNYM's right to receive payment of its fees and charges for services actually performed hereunder, and Fund's obligation to pay such fees and charges, to be barred, limited, abridged, conditioned, reduced, abrogated, or subject to a cap or other limitation or exclusion of any nature.

(f)	To the extent that any service or course of conduct of BNYM or the Custodian provided hereunder is configured or performed as it is in whole or in part due to parameters set forth in Shareholder
Materials, standards imposed by clearing corporations or other industry-wide service bureaus or organizations, Fund policies or laws, rules or regulations in effect on the Effective Date and due to new or amended provisions of any of the foregoing after the Effective Date BNYM or the Custodian develops, implements or provides significantly modified, different, or new processes, procedures, resources or functionalities to perform such service or course of conduct or to perform a related new service or course of conduct, BNYM shall be entitled to fees appropriate for such processes, procedures, resources or functionalities or as mutually agreed in writing by the parties.

(g)	In the event the Investment Company or any Fund or Portfolio of the Investment Company is
liquidated, ceases operations, dissolves or otherwise winds down operations ("Dissolution Event") and effects a final distribution to shareholders (a "Final Distribution"), the Investment Company and each relevant Fund shall be responsible for paying to BNYM all fees and reimbursing BNYM for all reasonable expenses associated with services to be provided by BNYM following the Final Distribution, whether provided pursuant to a specific request of the Investment Company or the Fund or provided by
BNYM due to industry standards or due to obligations under applicable law or regulation by virtue of the services previously performed for the Investment Company or the Fund ("Final Expenses"). In
connection with the foregoing, the Investment Company or the relevant Fund shall (i) notify BNYM as promptly as practicable following first approval of the Dissolution Event or any aspect of the Dissolution
Event by its Board of Directors or Trustees, as appropriate, and furnish BNYM with copies of all materials filed with the SEC or distributed to shareholders related thereto, (ii) calculate, set aside, reserve and withhold from the Final Distribution all amounts necessary to pay the Final Expenses and shall notify
BNYM as far in advance as practicable of any deadline for submitting materials appropriate or necessary for the determination of such amounts, and (iii) provide sufficient staff or other accommodations to ensure timely payment of Final Expenses as they come due.

10.	Instructions.

(a)	Unless the terms of this Agreement or Written Procedures expressly provide, in the reasonable discretion of BNYM, all requisite details and directions for it to take a specific course of conduct, BNYM may, prior to engaging in a course of conduct on a particular matter, require the Fund to provide it with
Written Instructions with respect to the matter. BNYM's obligation to engage in a course of conduct pursuant to the Written Instructions so provided by the Fund shall be determined exclusively by the further provisions of this Section 10. BNYM shall be obligated to engage in a particular course of conduct pursuant to communications received from the Fund other than those described in the two immediately preceding sentences only if the communication constitutes a Written Instruction and only to the extent provided for in the further provisions of this Section 10.

(b)	Whether received from the Fund in response to a request described in Section 10(a) or otherwise,
BNYM shall be obligated to act only on "Standard Instructions", which is hereby defined to mean (i)
Instructions it receives which direct a course of conduct substantially similar in all material respects to a course of conduct provided for in Written Procedures, or (ii) if Written Procedures provide for a particular form of instructions to be used in connection with a matter ("Standard Instruction Form"), Instructions it receives on the Form or conforming in all material respects to the Form in the BNYM's sole judgment.

(c) BNYM may in its sole discretion decline to follow any course of conduct contained in an
Instruction that is not a Standard Instruction (such course of conduct being a "Non-Standard
Instruction") for a bona fide legal, commercial or business reason ("Bona Fide Reason"), including by way of example and not limitation the following: (i) the course of conduct is not consistent or compliant with, is in conflict with, or requires a deviation from an Industry Standard, (ii) the course of conduct is not reasonably necessary or appropriate to or consistent with the services contemplated by this Agreement,
(iii) the course of conduct requires a deviation from or conflicts or is inconsistent with Written
Procedures, (iv) the course of conduct is in conflict or inconsistent with or violates a law, rule, regulation, or order or legal process of any nature, (v) the course of conduct is in conflict or inconsistent with or will violate a provision of this Agreement, constitutes a unilateral amendment of the Agreement or a material change to a service, or (vi) the course of conduct imposes on BNYM a risk, liability or obligation not contemplated by this Agreement, including without limitation sanction or criticism of a governmental, regulatory or self-regulatory authority, civil or criminal action, a loss or downgrading of membership, participation or access rights or privileges in or to organizations providing common services to the financial services industry, out-of-pocket costs and expenses the Fund does not agree to reimburse, requires performance of a course of conduct customarily performed pursuant to a separate service or fee agreement, requires a material increase in required resources, or is reasonably likely to result in a diversion of resources, disruption in established work flows, course of operations or implementation of controls, or (vii) BNYM lacks sufficient information, analysis or legal advice to determine that the conditions in clauses (iv) and (vi) do not exist. In the event that BNYM declines to follow a Non-
Standard Instruction for any reason (including those included in the foregoing examples), it will immediately notify the Fund and work cooperatively with the Fund to resolve the matter.

(d) Notwithstanding the right reserved to BNYM by subsection (c) above:

(i) BNYM may in good faith consider implementing a Non-Standard Instruction if the Fund agrees in a prior Written Instructions to reimburse BNYM for: the costs and expenses incurred in consulting with and obtaining the opinions or other work product of technical specialists, legal counsel or other third party advisors, consultants or professionals reasonably considered by
BNYM to be appropriate to fully research, develop and implement the policies, procedures, operational structure and controls required to perform the Non-Standard Instruction ("External
Research"), the costs and expenses associated with utilizing or expanding internal resources to research, develop and implement the policies, procedures, operational structure and controls required to perform the Non-Standard Instruction ("Internal Research", and together with the
External Research, the "Research"), and the fees and charges reasonably established by BNYM for performing the Non-Standard Instruction following its implementation. The Fund may, in place of agreeing to reimburse BNYM for the costs of Research, agree in such written authorization to provide BNYM at the Fund's cost and expense with all Research reasonably requested by BNYM.

(ii) Following receipt of all requested Research, BNYM may, in its sole discretion, as an accommodation and not pursuant to any obligation, agree to follow a Non-Standard Instruction if it subsequently receives a Written Instruction containing terms satisfactory to it in its sole discretion, including without limitation terms constituting additional agreements with respect to fees, charges, and expenses, terms constituting appropriate warranties, representations and covenants, terms specifying with reasonable particularity the course of conduct constituting the
Non-Standard Instruction and a provision providing for greater indemnification rights than provided for in the Agreement.

(iii) BNYM reserves the right following receipt of all External Research and Internal Research and notwithstanding such receipt to continue to decline to perform the Non-Standard Instruction for a
Bona Fide Reason.

(e) BNYM will also not be obligated to act on any Instruction with respect to which it has reasonable uncertainty about the meaning of the Instruction or which appears to conflict with another Instruction.
BNYM will advise the Fund by 6:00 PM (Eastern Time) on the same business day as the Instructions were received, if such Instructions were received prior to 4:00 PM (Eastern Time), if it has uncertainty about the meaning of an Instruction or if it appears to conflict with another Instruction, but BNYM will have no liability for any delay between issuance of the initial Instruction and its receipt of a clarifying
Instruction.

(f) In addition to any other provision of this Agreement that may be applicable to a particular Instruction,
BNYM may include in a form of instruction constituting a Standard Instruction, in addition to appropriate functional terms and provisions, representations and covenants that BNYM reasonably believes to be appropriate (i) to establish the authority of the issuing person, (ii) due to its role as an agent of a Fund, or (iii) due to obligations imposed on it by law, regulation, or governmental, regulatory or self-regulatory authority by virtue of acting as an agent of a Fund. In addition, BNYM may require third parties who purport to be authorized, or who the
Fund indicates has been authorized, to act on behalf of or for the benefit of the Fund in connection with this Agreement to execute an instrument containing indemnification terms, representations and covenants as BNYM may reasonably require prior to accepting the authority of the persons to so act or prior to engaging in a course of conduct with them.

(g) BNYM shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, truthfulness or accuracy or lack thereof, or genuineness or lack thereof of any Instruction, direction, notice, instrument or other information or communication from the Fund which BNYM reasonably believes to have been given by an Authorized Person of the Fund
("Fund Communication"). BNYM shall have no liability for engaging in a course of conduct in accordance with any of the foregoing provided it otherwise acts in compliance with the Agreement.
BNYM shall be entitled to rely upon any Instruction it receives from an Authorized Person or from a person BNYM reasonably believes to be an Authorized Person relating to this Agreement. BNYM may assume that any Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents of the Fund, rules and regulations applicable to the Fund or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders.

(h) BNYM may, in its discretion, decline to accept Oral Instructions with respect to a particular matter under this Agreement and may require Written Instructions before engaging in a course of conduct with respect to a particular matter under this Agreement. In the event BNYM accepts Oral Instructions, the Fund agrees as a condition to BNYM's acceptance of the Oral Instructions, should Written
Instructions confirming Oral Instructions not be provided, BNYM's memorialization of the Oral
Instructions shall be conclusively presumed to be the controlling.

(i) In the event facts, circumstances, or conditions exist or events occur, other than due to a breach by BNYM of its Standard of Care, including without limitation situations contemplated by Section 10(e), and BNYM reasonably determines that it must take a course of conduct in response to such situation and must receive an Instruction from the Fund to direct its conduct, and BNYM so notifies the Fund, and the
Fund fails to furnish adequate Instructions or unreasonably delays furnishing adequate Instructions
("Response Failure"):

(i) BNYM will first endeavor to utilize internal resources to determine the appropriate course of conduct in response to the situation but will be entitled, subject to reasonable notice to the Fund and only thereafter at the Fund's sole cost and expense, to consult with legal counsel or other third parties reasonably determined by BNYM to be appropriate to determine the appropriate course of conduct and the Fund will reimburse BNYM for out-of-pocket expenses so incurred upon being invoiced for same; and

(ii)	BNYM may implement a course of conduct on behalf of the Fund and BNYM will have all rights hereunder with respect to such course of conduct as if such course of conduct was taken pursuant to and contained in Written Instructions. The Fund will pay BNYM all fees reasonably charged by BNYM, if any, for engaging in the particular course of conduct and reimburse BNYM for all reasonably related out-of-pocket expenses incurred upon being invoiced for same.

11.	Terms Relating to Liability.

(a)	BNYM shall be liable to the Fund (or any person or entity claiming through the Fund) for Loss the recovery of which is not otherwise excluded by another provision of this Agreement only to the extent the Loss is caused by BNYM’s negligence, willful misconduct or bad faith in the performance of its duties under this Agreement ("Standard of Care"). In the absence of a finding by a court of competent jurisdiction to the contrary, the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been a failure of BNYM to meet its Standard of Care.

(b)	Notwithstanding any other provision, and for all purposes, of this Agreement: Neither party nor its Affiliates shall be liable for any Loss (including Loss caused by delays, failure, errors, interruption or loss of data) or breach hereunder occurring directly or indirectly by reason of any event or circumstance, whether foreseeable or unforeseeable, which despite the taking of commercially reasonable measures
(including in the case of BNYM compliance with its business continuity plan) is beyond its reasonable control, including without limitation: natural disasters, such as floods, hurricanes, tornados, earthquakes and wildfires; epidemics; action or inaction of civil or military authority; war, terrorism, riots or insurrection; criminal acts; job action by organized labor; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; non-performance by third parties (other than subcontractors of BNYM for causes other than those described herein); or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the foregoing (all and any of the foregoing being an "Event Beyond Reasonable Control") . Upon the occurrence of an Event
Beyond Reasonable Control, the affected Party shall be excused from any non-performance caused by the
Event Beyond Reasonable Control (i) for so long as the Event Beyond Reasonable Control or damages caused by it prevail and (ii) such party continues to use commercially reasonable efforts to attempt to perform the obligation so impacted.

(c)	In no event shall BNYM or its affiliates, or any of its or their directors, officers, employees, agents or subcontractors, be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was or should have been known or foreseeable by BNYM or its affiliates, and regardless of whether any entity has been advised of the possibility of such damages; except that in the event of any conflict between this Section 11(d) and the terms of Schedule H ("As Of" Procedures), the terms of Schedule H shall prevail. The foregoing limitation on liability shall not apply to damages to the extent arising from the bad faith, intentional misconduct or gross negligence of BNYM. For purposes of clarification: no other provision of this agreement shall be interpreted to condition, limit, modify, nullify or otherwise prevail in whole or in part over this Section 11(d).

(d)	Each party shall have a duty to mitigate damages for which the other party may become responsible.

(e)	With respect to securities data, information and research furnished to BNYM by third parties and included in the BNYM System ("Securities Data"), Company acknowledges that BNYM and such third parties make no warranty concerning the Securities Data and BNYM disclaims all responsibility for the
Securities Data, including its content, accuracy, completeness, availability or timeliness of delivery, and
BNYM shall not be liable for Loss caused by Securities Data not being provided to it with the content and at the time which is standard for the industry or which is required for performance of any service provided for herein, including without limitation performance of the Licensed Services (as defined in Schedule D)
and other BNYM services provided for in Schedule D. For clarification, this Section 11(e) is not intended, and shall not be interpreted, to restrict or abrogate in any manner rights that Company may have against such third parties under agreements or otherwise, and such third parties shall not be third party beneficiaries of this Section 11(e).

(f)	This Section 11 shall survive termination of this Agreement.

12.	Indemnification.

(a) The Fund will indemnify, defend and hold harmless BNYM, and its affiliates in connection with services provided hereunder, and the respective directors, trustees, officers, agents and employees of each, from and against any and all Losses, resulting from any Claim not resulting from the willful misconduct, bad faith or negligence of BNYM (or of any agent of BNYM, including without limitation, a sub-transfer agent contemplated hereby), and arising out of, or in connection with, its duties on behalf of the Fund hereunder. In addition, the Fund will indemnify, defend and hold harmless BNYM, and its affiliates in connection with services provided hereunder, and the respective directors, trustees, officers, agents and employees of each, from and against any and all Losses resulting from any Claim as a result of: (i) any action taken in accordance with Written or Oral Instructions, or share certificates reasonably believed by BNYM to be genuine and to be signed, countersigned or executed, or orally communicated by an Authorized Person; (ii) any action taken in accordance with written or oral advice reasonably believed by BNYM to have been given by counsel for the Fund; or (iii) any action taken as a result of any error or omission in any record which BNYM had no reasonable basis to believe was inaccurate (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) and was delivered, or caused to be delivered, by the Fund to BNYM in connection with this
Agreement. This Section 12(a) shall survive termination of this Agreement.

(b) BNYM will indemnify, defend and hold harmless the Fund and its respective directors, trustees, officers, agents and employees against and from any and all Losses resulting from any Claim resulting from the willful misconduct, bad faith or negligence of BNYM in performing its duties hereunder, or arising out of, or in connection with, BNYM’s material breach of this Agreement. This
Section 12(b) shall survive termination of this Agreement.

(c) In any case in which a party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be advised of all pertinent facts concerning the situation in question and the party seeking indemnification shall notify the indemnifying party promptly concerning any situation which presents or appears likely to present a claim for indemnification. The indemnifying party shall have the option to defend against any claim which may be the subject of this indemnification and, in the event that the indemnifying party so elects, such defense shall be conducted by counsel chosen by the indemnifying party, and thereupon the indemnifying party shall take over complete defense of the claim and the party seeking indemnification shall sustain no further legal or other expenses in such situation for which it seeks indemnification. The party seeking indemnification will not confess any claim or make any compromise in any case in which the indemnifying party will be asked to provide indemnification, except with the indemnifying party’s prior written consent. This Section 12(c) shall survive termination of this
Agreement.

13.	Duration and Termination.

(a)	This Agreement shall be effective on the Effective Date and continue, unless validly terminated pursuant to this Section 13 prior thereto, until August 31, 2016 (the "Initial Term"). Following the expiration of the Initial Term, this Agreement shall remain in effect but thereafter either party may terminate this Agreement without cause by giving one hundred eighty (180) days prior written notice to the other party.

(b)	If a party materially breaches this Agreement (a "Defaulting Party") the other party (the
"Non-Defaulting Party") may give written notice thereof to the Defaulting Party ("Breach Notice"), and if such material breach shall not have been remedied within thirty (30) days after the Breach Notice is given, then the Non Defaulting Party may terminate this Agreement by giving written notice of termination to the Defaulting Party ("Breach Termination Notice"), in which case this Agreement shall terminate as of 11:59 PM (Eastern Time) on the 30th day following the date the Breach Termination
Notice is given, or such later date as may be specified in the Breach Termination Notice (but not later than the last day of the Initial Term or then-current term, as appropriate). In all cases, termination by the
Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

(c)	In the event a majority of the non-interested members of the Board of Trustees of any Fund determines in their sole discretion, in the exercise of their fiduciary duties and pursuant to their reasonable business judgment after consultation with Eaton Vance, that BNYM has materially failed to perform in accordance with the performance standards set forth in this Agreement, then such Fund or Funds may terminate this Agreement by giving written notice to BNYM of such determination and BNYM shall have
60 days (or such longer period if the non-interested trustees so determine) to correct such performance to the reasonable satisfaction of the non-interested trustees. If BNYM does not correct its performance to the reasonable satisfaction of the non-interested trustees, such Fund or Funds may terminate this Agreement on sixty (60) days written notice.

(d)	In the event of termination, all reasonable expenses agreed to in writing ("Conversion
Expenses") associated with movement of records and materials and conversion thereof to a successor transfer agent ("Conversion Actions") will be borne by the Fund and paid to BNYM prior to any such conversion, including without limitation (i) reasonable expenses incurred by BNYM associated with de-
conversion to a successor service provider, (ii) reasonable expenses associated with the transfer or duplication of records and materials, (iii) reasonable expenses associated with the conversion of records or materials and (iv) reasonable trailing expenses (expenses or fees incurred in BNYM providing services after accounts have been transferred to a successor service provider, such as answering shareholder inquiries, furnishing shareholder account information and providing tax services with respect to transactions occurring before such transfer). In addition, in the event of termination, if BNYM continues to perform any Conversion Actions or provides any other services hereunder, beyond any termination date or time specified in any notice or in any other manner, the Fund shall be obligated to pay BNYM immediately upon being invoiced therefor, all reasonable Conversion Expenses and all other Fees and
Reimbursable Expenses associated with the services BNYM continues to provide hereunder during such period. BNYM's performance of any Conversion Actions is conditioned on the prior full performance by the Fund, to BNYM's reasonable satisfaction, of its obligations under Section 3(a)(12)(C)(ii).

(e)	Notwithstanding any other provision of this Agreement, either party to this Agreement may in its sole discretion terminate this Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (ii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against such party any such case or proceeding; or (iii) a party makes a general assignment for the benefit of creditors. Either party may exercise its termination right under this
Section 13(e) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right. Any exercise by a party of its termination right under this Section 13(e) shall be without any prejudice to any other remedies or rights available to such party and shall not be subject to any fee or penalty, whether monetary or equitable. For purposes of clarification, any termination by BNYM pursuant to this provision shall be effective solely with respect to the Fund that takes an action described in (i) through (iii) above.

14.	Policies and Procedures.

(a)	The parties acknowledge that the manner in which BNYM performs the services described in
Section 3 and to be provided under this Agreement involve processes, actions, functions, instructions, consents, choices, the exercise of rights or performance of obligations, communications and other components, both internal to BNYM and interactive between the parties, necessitated or made appropriate by business or by legal or regulatory considerations, or both, that in most cases are far too numerous and minutely detailed to expressly include in this Agreement and that, accordingly, the parties agree that
BNYM shall perform the services provided for in this Agreement in accordance with the written policies, procedures, manuals, documentation and other operational guidelines of BNYM governing the performance of the services in effect at the time the services are performed ("Standard Procedures"), that BNYM may from time to time revise its Standard Procedures (subject to timely notice of material changes to the Fund), and that the Standard Procedures are expressly intended to supplement the description of services provided for herein, but that the express terms of this Agreement will always prevail in any conflict with the Standard Procedures. BNYM may embody in its Standard Procedures any course of conduct which it reasonably determines is commercially reasonable or consistent with generally accepted industry practices, principles or standards ("Industry Standard") and in making such determination may rely on such information, data, research, analysis and advice, including legal analysis and advice, as it reasonably determines appropriate under the circumstances.

(b)	Notwithstanding any other provision of this Agreement, the following terms of this Section 14(b)
shall apply in the event facts, circumstances or conditions exist or events occur, other than due to a breach by BNYM of its Standard of Care, which would require a service to be provided hereunder other than in accordance with BNYM's Standard Procedures, or if BNYM is requested by the Fund, or a third party authorized to act for the Fund, to deviate from a Standard Procedure in connection with the performance of a service hereunder or institute a procedure with respect to which there is no Standard Procedure
(collectively, "Non-Standard Procedures"):

(i)	BNYM shall not under any circumstances be obligated to act in accordance with any communication, Written Instructions, processes or other direction or set of procedures which it determines in good faith in its discretion to constitute or require a Non-Standard Procedure, provided that it timely notifies the Fund of such determination. BNYM reserves the right prior to evaluating, developing or implementing a Non-Standard Procedure, incurring out-of-pocket expenses in connection with a Non-Standard Procedure or devoting internal resources to a Non-
Standard Procedure to require that the Fund agree in writing to reimburse BNYM for all costs and expenses incurred in connection with evaluating, developing and implementing a Non-Standard
Procedure, including without limitation costs associated with consulting with and obtaining the opinions of programmers, specialists, legal counsel, consultants or other third parties reasonably considered by BNYM to be appropriate in light of the Non-Standard Procedure requested

("Exception Research") and the costs associated with utilizing internal resources to develop and implement the Non-Standard Procedure, and to pay the fees and charges established by BNYM for performing the Non-Standard Procedure. If such request is not made prior to any such action by BNYM, the Fund will have no obligation to pay such costs, fees and expenses. The Fund may, in place of agreeing to reimburse BNYM for the costs of Exception Research, agree in such written authorization to provide BNYM with all Exception Research reasonably requested by
BNYM at the Fund's cost and expense.

(ii)	Following receipt of all requested Exception Research, BNYM may, in its sole discretion, as an accommodation and not pursuant to any obligation, agree to provide a Non-Standard Procedure if it receives a Written Instruction containing terms and conditions satisfactory to it in its sole discretion, including without limitation a provision providing indemnification greater and broader than that contained in the Agreement, terms constituting additional agreements with respect to fees, charges, and expenses, terms constituting appropriate warranties, representations and covenants, and terms specifying with particularity the course of conduct constituting the Non-
Standard Procedure.

(iii)	BNYM reserves the right following receipt of all Exception Research and not withstanding such receipt to continue to decline to perform the Non-Standard Procedure for a Bona Fide Reason.

(c)	In the event that the Fund requests documentation, analysis or verification in whatsoever form regarding the commercial reasonableness or industry acceptance of conduct provided for in a Standard
Procedure, BNYM will cooperate to furnish such materials as it may have in its possession at the time of the request without cost to the Fund, but the Fund agrees that BNYM may request the Fund to reimburse
BNYM for all out of pockets costs and expenses incurred, including the costs of legal or expert advice or analysis, in obtaining additional materials in connection with the request prior to obtaining such advice, analysis or materials.

15.	Notices. Notices permitted or required by this Agreement shall be in writing and:

(i)	addressed as follows, unless a notice provided in accordance with this Section 15 shall specify a different address or individual:

(A) if to BNYM, to BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway,
Wilmington, Delaware 19809, Attention: President; with a copy to BNY Mellon
Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809,
Attention: Senior Counsel – Transfer Agency; and

(B) if to the Fund, c/o Eaton Vance Management, Two International Place, Boston, MA
02110, Attention: Fund Secretary;

(ii)	delivered: by hand (personal delivery by an Authorized Person to addressee); private messenger, with signature of recipient; U.S. Postal Service (with return receipt or other delivery verification provided); overnight national courier service, with signature of recipient, or facsimile sending device providing for automatic confirmation of receipt; and

(iii)	deemed given on the day received by the receiving party.

16.	Amendments.

(a)	This Agreement, or any term thereof, including without limitation the Schedules, Exhibits and

Appendices hereto, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

(b)	Notwithstanding subsection (a) above, in the event an officer of the Investment Company or other person acting with apparent authority on behalf of the Investment Company requests that BNYM perform some or all of the services provided for in this Agreement for a Fund or Portfolio not listed on Schedule
B, as amended, and such Fund or Portfolio accepts such services and the relevant Investment Company or
Portfolio pays amounts provided for in the Fee Agreement as Fees and Reimbursable Expenses, then in the absence of an express written statement to the contrary such services are provided in accordance with the terms of this Agreement and the Fund shall be bound by the terms of the then-current Agreement with respect to all matters addressed herein, except that if the additional Fund or Portfolio receives under this arrangement any service that differs materially from services provided for in the then-current Agreement then BNYM may terminate the arrangement if within 60 days of the first acceptance of services from
BNYM by the Fund or Portfolio the Investment Company and BNYM do not execute a written amendment to this Agreement (including Schedule B) on terms mutually acceptable to BNYM and the
Investment Company. BNYM and the Investment Company agree to negotiate the terms of such amendment in good faith but each reserves the right to negotiate terms that differ from the then-current terms of the Agreement and that it determines to be appropriate to the additional Fund or Portfolio. If an additional Fund or Portfolio is to receive or does receive services under this arrangement and none of such services differ materially from those provided for in the then-current Agreement, Company agrees to enter into an amendment to Schedule B to include such Fund or Portfolio as promptly as practicable but in no event later than within sixty (60) days following the first acceptance of services by the Fund or
Portfolio from BNYM.

17.	Delegation; Assignment. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that any assignment of this
Agreement (as defined in the 1940 Act) to an entity shall require the written consent of the other party, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing: To the extent appropriate under rules and regulations of the NSCC, BNYM may satisfy its obligations with respect to services involving the NSCC through an Affiliate that is a member of the NSCC by delegation or subcontracting; BNYM may assign or transfer this Agreement to an Affiliate, provided that BNYM gives the Investment Company thirty (30) days' prior written notice of such assignment or transfer and such assignment or transfer does not impair the Investment Company's receipt of services under this
Agreement in any material respect, and the assignee or transferee agrees to be bound by all terms of this
Agreement in place of BNYM; and upon notice to the Fund, BNYM may subcontract with, hire, engage or otherwise outsource to any third party, which for the avoidance of doubt shall include Affiliates, with respect to the performance of any one or more of the functions, services, duties or obligations of BNYM under this Agreement and BNYM will be fully responsible for the actions or inactions of any such third party to the same extent as if such actions or inactions had been taken by BNYM directly.

18.	Facsimile Signatures; Counterparts. This Agreement may be executed in one more counterparts; but such counterparts shall, together, constitute only one instrument.

19.	Eaton Vance Obligations. Notwithstanding the provisions of this Agreement to the contrary, the parties acknowledge, and the Fund accepts, that BNYM has entered into an agreement with Eaton Vance pursuant to which Eaton Vance has agreed to perform on behalf of BNYM certain obligations of BNYM to the Fund under this Agreement.

20.	Miscellaneous.

(a)	Entire Agreement. This Agreement embodies the final, complete, exclusive and fully integrated record of the agreement of the parties on the subject matter herein and supersedes all prior agreements and understandings relating to such subject matter, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b) Non-Solicitation. During the effectiveness of this Agreement and for one year thereafter, the
Fund shall not, directly or indirectly, knowingly solicit or recruit for employment or hire, or make a recommendation, or referral or otherwise knowingly assist or facilitate the solicitation or recruitment of any BNYM employee, for employment by any other entity. To “knowingly” solicit, recruit, hire, assist or facilitate, within the meaning of this provision, does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a BNYM employee by another entity if the BNYM employee was identified solely as a result of the BNYM employee’s response to a general advertisement in a publication of trade or industry interest or other similar general solicitation.

(c) No Changes that Materially Affect Obligations. Notwithstanding any other provision of this
Agreement, the Fund agrees not to make any modifications to its registration statement or other
Shareholder Materials or to adopt any policies which would affect materially the obligations or responsibilities of BNYM hereunder without the prior written approval of BNYM, which approval shall not be unreasonably withheld or delayed. Such approval, if given, shall not constitute a waiver or abridgment of any rights under this Agreement. The scope of services to be provided by BNYM under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Fund, unless the parties hereto expressly agree in writing to any such increase.

(d) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e) Information. The Fund will provide such information and documentation as BNYM may reasonably request in connection with services provided by BNYM to the Fund.

(f) Governing Law. The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this agreement. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and the parties hereby submit themselves to the exclusive jurisdiction of those courts.

(g) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

(h) Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to those certain provisions providing for rights of the Custodian or obligations of the Fund with respect to the Custodian, and those certain provisions (including Section 19 of this Agreement) which may benefit affiliates of the
Parties, this Agreement is not for the benefit of any other person or entity and (ii) there shall be no third party beneficiaries hereof.

(i) No Representations or Warranties. Except as expressly provided in this Agreement, BNYM hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. BNYM disclaims any warranty of title or non-infringement except as expressly set forth in this Agreement.

(j) Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of BNYM’s affiliates are financial institutions, and BNYM may, as a matter of policy, request (or may have already requested) the name, address and taxpayer identification number or other government-issued identification number of the Fund or others, and, if such other is a natural person, that person's date of birth. BNYM may also ask (and may have already asked) for additional identifying information, and BNYM may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(k) Compliance with Law. Each of BNYM and the Fund agrees to comply in all material respects with the respective laws, rules, regulations and legal process applicable to the operation of its business
("Applicable Laws"). The Fund agrees that BNYM is not obligated to assist the Fund with compliance, or to bring the Fund into compliance, with the Fund's Applicable Laws, and that the Fund is solely responsible for such compliance, except where BNYM has expressly agreed to provide that compliance service as a service hereunder.

(l) Requests to Transfer Information to Third Parties. In the event that the Fund, whether pursuant to
Written Instructions or otherwise, requests or instructs BNYM to send, deliver, mail, transmit or otherwise transfer to a third party which is not a subcontractor of BNYM and which is not the DTCC,
NSCC or other SEC-registered clearing corporation, or to make available to such a third party for retrieval from within the BNYM System, information which constitutes Confidential Information of the
Fund or non-public personal information of current or former investors in the Fund: BNYM may decline to provide the information requested on the terms contained in the request, but will in good faith discuss the request and attempt to accommodate the Fund with respect to the request due to legal or regulatory concerns, transmission specifications not supported by BNYM, or other good faith reasons and BNYM will not be obligated to act on any such request unless it agrees in writing to the terms of the information transfer. In the event BNYM so agrees in writing to transfer information or make it available within the
BNYM System: the Fund shall pay a reasonable fee for such activities upon being invoiced for same by
BNYM; BNYM shall have no liability or duty with respect to such information after it releases the information or makes it available within the BNYM System, provided BNYM has acted in accordance with its Standard of Care in executing the express instructions of the written information transfer request;
and BNYM shall be entitled to the indemnification provided for at Section 12 in connection with the activities contemplated by any such written information transfer request.

(m) Service Indemnifications; Survival. Any indemnification provided to BNYM by the Fund in connection with any service provided under the Agreement, including by way of illustration and not limitation, indemnifications provided in connection with Non-Standard Instructions and indemnifications contained in any agreements regarding Non-Standard Procedures ("Service Indemnifications"), shall survive any termination of this Agreement. In addition, Sections 4, 5, 7, 9(d), 9(f), 9(g), 11, 12 and provisions necessary to the interpretation of such Sections and any Service Indemnifications and the enforcement of rights conferred by any of the foregoing shall survive any termination of this Agreement.
In the event the Board of the Fund authorizes a liquidation of the Fund or termination of the Agreement,
BNYM may request as a condition of any services provided in connection with such liquidation or termination that the Fund make provisions reasonably satisfactory to BNYM for the satisfaction of contingent liabilities outstanding at the time of the liquidation or termination.

(n) Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

(o) Liability of Trustees, Officers and Shareholders. The execution and delivery of this Agreement have been authorized by the Trustees of the Investment Company and signed by an authorized Officer thereof, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such Officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Investment Company, but bind only the property of the Investment Company. No series or class of an Investment Company shall be liable for the obligations of another series or class.

[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.	Each Investment Company listed on Schedule B
on behalf of each Fund (individually and
separately, but not jointly)

By: /s/ Susan M. Frasu	By: /s/ Barbara Campbell
Name: Susan M. Frasu	Name: Barbara Campbell
Title: Managing Director	Title: Treasurer

SCHEDULE A

Definitions

As used in this Agreement:

"1933 Act" means the Securities Act of 1933, as amended.

"1934 Act" means the Securities Exchange Act of 1934, as amended.

"1940 Act" means Investment Company Act of 1940, as amended.

"Affiliate" means an entity controlled by, controlling or under common control with the subject entity, with “control” for this purpose defined to mean direct or beneficial ownership of 50% or more of the equity interests of an entity and possession of the power to elect 50% or more of the entity's directors, trustees or similar persons performing policy-making functions.

"Authorized Person" means, with respect to the Fund, any officer of the Fund and any other person duly authorized by an officer of the Fund, or any other person duly authorized by the foregoing Authorized
Person, in a manner reasonably satisfactory to BNYM to give Instructions on behalf of the Fund, and, with respect to BNYM, employees designated in writing as authorized to receive emails as Written
Instructions (as provided in the definition of that term). Any limitation on the authority of an Authorized
Person to give Instructions must be expressly set forth in a written document signed by an officer of the
Fund.

"BNY Mellon Bank" means The Bank of New York Mellon, a New York chartered commercial bank and affiliate of BNYM, and its lawful successors and assigns.

"BNY Mellon Investment Servicing Trust" means BNY Mellon Investment Servicing Trust Company, an affiliate of BNYM, and its lawful successors and assigns.

"Claim" means any claim, demand, suit, action, obligation, liability, suit, controversy, breach, proceeding or allegation of any nature, including any threat of any of the foregoing (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory or forum.

"Code" means the Internal Revenue Code of 1986, as amended.

"conduct" or "course of conduct" means a single act, two or more acts, a single instance of an action not being taken or of forbearance given, two or more instances of an action not being taken or of forbearance given, or any combination of the foregoing.

"Eaton Vance" means Eaton Vance Management, a Massachusetts business trust.

"FinCEN" means the Financial Crimes Enforcement Network of the U.S. Department of the Treasury.

"Fund Error" means the Fund or a third party acting on behalf of the Fund or conveying Fund data or information committing an error, furnishing inaccurate, incorrect or incomplete data or information to
BNYM or BNY Mellon Investment Servicing Trust or by other act or omission requiring Remediation.

"Fund Shares" (see "Shares")

"Instructions" means Oral Instructions and Written Instructions considered collectively or individually.

"Intellectual Property Rights" means copyright, patent, trade secret, trademark and any other proprietary or intellectual property rights.

"Loss" and "Losses" means any one, or any series of related, losses, costs, damages, expenses, awards, judgments, assessments, fines, penalties, payments, reimbursements, adverse consequences, liabilities or obligations of any nature, including without limitation any of the foregoing arising out of any Claim and all costs of litigation or threatened litigation such as but not limited to court costs, reasonable costs of counsel, discovery, experts, settlement and investigation.

"Loss Date" means the date of occurrence of the event or circumstance causing a particular Loss, or the date of occurrence of the first event or circumstance in a series of events or circumstances causing a particular Loss.

"Oral Instructions" means oral instructions received by BNYM from an Authorized Person or from a person reasonably believed by BNYM to be an Authorized Person. BNYM may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

"Portfolio" means each separate subdivision of the Fund, whether characterized or structured as a portfolio, class, tier or otherwise, listed on Schedule B hereto or included within this Agreement by virtue of the operation of Section 16(b).

"Remediation Services" means the additional services required to be provided hereunder by BNYM or
BNY Mellon Investment Servicing Trust in connection with a Fund Error in order to correct, remediate, adjust, reprocess, repeat, reverse or otherwise modify conduct previously taken in accordance with the
Agreement to achieve the outcome originally intended by the previous conduct.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Laws" means the 1933 Act, the 1934 Act and the 1940 Act.

"Shareholder Materials" means the Fund's prospectus, statement of additional information and any other materials relating to the Fund provided to Fund shareholders by the Fund.

"Shares" or "Fund Shares" means the shares or other units of beneficial interest of each Fund.

"Written Instructions" means (1) written instructions (i) which are signed by an Authorized Person of the
Fund (or a person reasonably believed by BNYM to be an Authorized Person of the Fund), (ii) which, only in the case of a Standard Instruction Form, are agreed to in writing by BNYM on the instrument containing the written instructions, (iii) which are addressed to and received by BNYM, and (iv) which are delivered by (A) hand (personally delivery by the Authorized Person), (B) private messenger, U.S.
Postal Service or overnight national courier which provides confirmation of receipt with respect to the particular delivery, or (C) facsimile sending device which provides automatic confirmation of the standard details of receipt, (2) trade instructions transmitted to and received by BNYM by means of an electronic transaction reporting system which requires use of a password or other authorized identifier in order to gain access; and (3) electronic mail or "email" sent by an Authorized Person of the Fund to, and acknowledged by, an Authorized Person of BNYM.

"Written Procedures" means, collectively, (i) Standard Procedures, and (ii) Non-Standard Procedures with respect to which BNYM has received the Written Instruction required by Section 14(b)(2).

-------------------------------------------------------------------------------------------------------------------------------

INDEX OF DEFINED TERMS

(includes defined terms through Schedule C; excludes terms defined in Schedule D solely for Schedule D)

Term	Location
1933 Act	Schedule A
1934 Act	Schedule A
1940 Act	Schedule A
314(a) Procedures	§ 3(b)(4)
Account	Schedule C, § (b)(i)(G)
Account Documentation	§ 3(a)(12)(C)(iii)
Additional Fund	§ 19(m)
Affiliate	Schedule A
Affiliated Third Party Institutions	§ 9(b)
Agreement	Preamble
AML	§ 3(b)(l)
AML Services	§ 3(b)
Applicable Laws	§ 19(k)
Appropriate List Matching Data	§ 3(b)(5)(C)
Audit Report	Schedule C, § (b)(iv)
Authorized Person	Schedule A
Banking Charges	§ 9(b)(i)
BNYM	Preamble
BNY Mellon Bank	Schedule A
BNY Mellon Investment Servicing Trust	Schedule A
BNYM System	§ 3(d)
Bona Fide Reason	§ 10(c)
Breach Notice	§ 13(c)
Breach Termination Notice	§ 13(c)
Change in Control	§ 13(d)(iv)
CIP Regulations	§ 3(b)(3)(A)
Claim	Schedule A
Code	Schedule A
conduct	Schedule A
Confidential Information	§ 4(b)
Comparison Results	§ 3(b)(4)
Controls	Schedule C, § (b)(i)
Conversion Actions	§ 13(e)
Conversion Expenses	§ 13(e)
course of conduct	Schedule A
Covered Account	Schedule C, § (b)(i)(F)
Covered Person	Schedule C, § (b)(i)(D)
Custodian	§ 3(a)(12)(C)
Customer	§ 3(b)(3)(A)(i)
Custodied Account	§ 3(a)(12)(C)
Data Elements	§ 3(b)(3)(A)(i)
Defaulting Party	§ 13(c)
Direct Account	Schedule C, § (b)(i)(E)

Director	§ 3(b)(5)(A)(iii)
Dissolution Event	§ 9(h)
Early Termination	§ 13(d)
Early Termination Fee	§ 13(d)(ii)
Eaton Vance	Schedule A
Effective Date	Preamble
Eligible Assets	§ 3(a)(12)(A)(i)
Event Beyond Reasonable Control	§ 11(c)
Exception Research	§ 14(b)(i)
External Research	§ 10(d)(i)
Fee Agreement	§ 9(a)
Fees	§ 9(a)
FFI Regulations	§ 3(b)(2)(A)
Final Distribution	§ 9(h)
Final Expenses	§ 9(h)
FinCEN	Schedule A
Foreign Financial Institution	§ 3(b)(2)(A)(i)
Fund	Background
Fund Applicable Laws	§ 3(b)(9)
Fund Communication	§ 10(g)
Fund Custodian	§ 3(a)(1)(xiii)
Fund Data	§ 3(b)(5)(A)
Fund Error	Schedule A
Fund Registry	Schedule C, § (b)(i)(C)
Fund Shares	Schedule A
Identity Theft	Schedule C, § (b)(i)(B)
Imputed Account Credit	§ 9(b)(ii)
Industry Standard	§ 14(a)
Information Requests	§ 3(b)(4)
Initial Term	§ 13(a)
Instructions	Schedule A
Intellectual Property Rights	Schedule A
Internal Research	§ 10(d)(i)
Investment Company	Preamble
Legal Process	§ 3(b)(6)
Loss, Losses	Schedule A
Loss Date	Schedule A
Lost Shareholder Rule	§ 3(a)(11)(A)
Massachusetts Privacy Regulation	§ 5
Material Event	§ 3(a)(12)(C)(i)
NCCT List	§ 3(b)(5)(A)(ii)
Non-Defaulting Party	§ 13(c)
Non-Renewal Notice	§ 13(b)
Non-Standard Instruction	§ 10(c)
Non-Standard Procedures	§ 14(b)
OFAC	§ 3(b)(5)(A)(i)
OFAC Lists	§ 3(b)(5)(A)(i)
Oral Instructions	Schedule A
Overdraft Amount	§ 9(c)(i)

Participant	§ 3(a)(12)(A)(ii)
PMLC Determination	§ 3(b)(5)(A)(iii)
Portfolio	Schedule A
Possible Identity Theft	Schedule C, § (b)(iii)
Red Flag	Schedule C, § (b)(i)(A)
Red Flags Requirements	Schedule C, § (c)
Red Flags Section	Schedule C, § (a)
Red Flags Services	Schedule C, § (b)
Registered Owner	Schedule C, § (b)(i)(C)
Reimbursable Expenses	§ 9(a)
Related Custodian Materials	§ 3(a)(12)(C)(iv)
Related Parties	§ 3(a)(12)(C)(iii)
Remediation Services	Schedule A
Removed Assets	§ 13(d)(vi)
Renewal Term	§ 13(b)
Research	§ 10(d)(i)
Response Failure	§ 10(i)
SEC	Schedule A
Securities Data	§ 11(h)
Securities Laws	Schedule A
Service Accounts	§ 9(b)
Service Indemnifications	§ 19(o)
Shareholder Materials	Schedule A
Shares	Schedule A
Standard Instruction Form	§ 10(b)
Standard Instructions	§ 10(b)
Standard of Care	§ 11(a)
Standard Procedures	§ 14(a)
Tax Advantaged Account	§ 3(a)(12)(A)(iii)
Third Party Institution	§ 9(b)
UCITA	§ 19(f)
U.S. Government Lists	§ 3(b)(5)(A)
Written Instructions	Schedule A
Written Procedures	Schedule A

[End of Schedule A]

SCHEDULE B

(Dated: September 1, 2011)

     THIS SCHEDULE B is Schedule B to that certain Transfer Agency Services Agreement effective as of September 1, 2011, between BNY Mellon Investment Servicing (US) Inc. and the following Investment Companies, individually and separately, but not jointly.

     Funds or Portfolios marked with an asterisk (*) are pending registration with the Securities and Exchange Commission.

Investment Company	Fund	Portfolio(s)

Eaton Vance Growth Trust	Eaton Vance Asian Small Companies Fund	Classes A, B
	Eaton Vance Atlanta Capital Focused Growth Fund	Classes A, C, I
	Eaton Vance Atlanta Capital SMID Cap Fund	Classes A, I, C, R
	Eaton Vance Focused Growth Opportunities Fund	Classes A, C, I
	Eaton Vance Focused Value Opportunities Fund	Classes A, C, I
	Eaton Vance Greater China Growth Fund	Classes A, B, C, I
	Eaton Vance Multi Cap Growth Fund	Classes A, B, C
	Eaton Vance Richard Bernstein All Asset Strategy Fund*	Classes A, C, I
	Eaton Vance Richard Bernstein Equity Strategy Fund	Classes A, C, I
(reflected name change effective 9 30 11)
	Eaton Vance Worldwide Health Sciences Fund	Classes A, B, C, I, R

Eaton Vance Investment Trust	Eaton Vance AMT Free Limited Maturity Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Massachusetts Limited Maturity Municipal Income	Classes A, B, C, I
Fund
	Eaton Vance National Limited Maturity Municipal Income Fund	Classes A, B, C, I
	Eaton Vance New Jersey Limited Maturity Municipal Income Fund	Classes A, B, C, I
	Eaton Vance New York Limited Maturity Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund	Classes A, B, C, I

Eaton Vance Municipals Trust	Eaton Vance Alabama Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Arizona Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Arkansas Municipal Income Fund	Classes A, B, C, I
	Eaton Vance California Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Connecticut Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Georgia Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Kentucky Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Maryland Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Massachusetts Municipal Income Fund	Classes A, C, I
	Eaton Vance Michigan Municipal Income Fund	Classes A, C, I
(proposed merger into the National Fund)
	Eaton Vance Minnesota Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Missouri Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Municipal Opportunities Fund	Classes A, I
	Eaton Vance National Municipal Income Fund	Classes A, B, C, I
	Eaton Vance New Jersey Municipal Income Fund	Classes A, C, I
	Eaton Vance New York Municipal Income Fund	Classes A, B, C, I
	Eaton Vance North Carolina Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Ohio Municipal Income Fund	Classes A, C, I
	Eaton Vance Oregon Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Pennsylvania Municipal Income Fund	Classes A, B, C, I

	Eaton Vance Rhode Island Municipal Income Fund	Classes A, B, C, I
(proposed merger into the National Fund)
	Eaton Vance South Carolina Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Tennessee Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Virginia Municipal Income Fund	Classes A, B, C, I

Eaton Vance Managed Income	2019 Municipals	Classes A, I
Term Trust (not currently	2029 Municipals	Classes A, I
offered)	2019 Investment Grade Corporates	Classes A, I
	2019 Investment Grade Non Financial Corporates	Classes A, I
	2019 Municipals	Classes A, I

Eaton Vance Municipals Trust II	Eaton Vance High Yield Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Tax Advantaged Bond Strategies Short Term Fund	Classes A, C, I
	Eaton Vance Tax Advantaged Bond Strategies Intermediate Term	Classes A, C, I
Fund
	Eaton Vance Tax Advantaged Bond Strategies Long Term Fund	Classes A, C, I
Eaton Vance Tax Advantaged Treasury Linked Strategies Fund (not
currently offered)

Eaton Vance Mutual Funds Trust	Eaton Vance AMT Free Municipal Income Fund	Classes A, B, C, I
	Eaton Vance Atlanta Capital Horizon Growth Fund	Classes A, B, C, I
	Eaton Vance Build America Bond Fund	Classes A, C, I
	Eaton Vance Emerging Markets Local Income Fund	Classes A, C, I

	Eaton Vance Floating Rate Fund	Classes Advisers, A, B, C, I
	Eaton Vance Floating Rate Advantage Fund	Classes Advisers, A, B, C, I
	Eaton Vance Floating Rate & High Income Fund	Classes Advisers, A, B, C, I
	Eaton Vance Global Dividend Income Fund	Classes A, C, I, R
	Eaton Vance Global Macro Absolute Return Fund	Classes A, C, I, R
	Eaton Vance Global Macro Absolute Return Advantage Fund	Classes A, C, I, R
	Eaton Vance Government Obligations Fund	Classes A, B, C, I, R
	Eaton Vance High Income Opportunities Fund	Classes A, B, C, I
	Eaton Vance International Multi Market Local Income Fund	Classes A, C, I
	Eaton Vance Large Cap Core Research Fund	Classes A, C, I
	Eaton Vance Low Duration Fund	Classes A, B, C, I
	Eaton Vance Multi Strategy Absolute Return Fund	Classes A, B, C, I
	Eaton Vance Multi Strategy All Market Fund	Classes A, C, I
Eaton Vance Parametric Structured Absolute Return Fund*
	Eaton Vance Parametric Structured Emerging Markets Fund	Classes A, C, I
	Eaton Vance Parametric Structured International Equity Fund	Classes A, C, I
	Eaton Vance Strategic Income Fund	Classes A, B, C, I, R
	Eaton Vance Tax Managed Equity Asset Allocation Fund	Classes A, B, C
	Eaton Vance Tax Managed Global Dividend Income Fund	Classes A, B, C, I
	Eaton Vance Tax Managed Growth Fund 1.1	Classes A, B, C, I, S
	Eaton Vance Tax Managed Growth Fund 1.2	Classes A, B, C, I
	Eaton Vance Tax Managed International Equity Fund	Classes A, B, C, I
	Eaton Vance Tax Managed Multi Cap Growth Fund	Classes A, B, C
	Eaton Vance Tax Managed Small Cap Fund	Classes A, B, C, I
	Eaton Vance Tax Managed Small Cap Value Fund	Classes A, B, C, I
	Eaton Vance Tax Managed Value Fund	Classes A, C, I
	Eaton Vance U.S. Government Money Market Fund	Classes A, B, C
	Parametric Structured Commodity Strategy Fund	I

Eaton Vance Series Trust	Eaton Vance Tax Managed Growth Fund 1.0	None

Eaton Vance Series Trust II	Eaton Vance Income Fund of Boston	Classes A, B, C, I, R

	Eaton Vance Parametric Tax Managed Emerging Markets Fund	I

Eaton Vance Special Investment	Eaton Vance Balanced Fund	Classes A, B, C
Trust	Eaton Vance Commodity Strategy Fund	Classes A, C, I
	Eaton Vance Dividend Builder Fund	Classes A, B, C, I
	Eaton Vance Enhanced Equity Option Income Fund	Classes A, C, I
	Eaton Vance Equity Asset Allocation Fund	Classes A, C, I
	Eaton Vance Greater India Fund	Classes A, B, C, I
	Eaton Vance Investment Grade Income Fund	Classes A, I
	Eaton Vance Large Cap Growth Fund	Classes A, B, C, I, R
	Eaton Vance Large Cap Value Fund	Classes A, B, C, I, R
	Eaton Vance Parametric Option Absolute Return Strategy Fund	Classes A, C, I
	Eaton Vance Real Estate Fund	Classes A, I
	Eaton Vance Risk Managed Equity Option Fund	Classes A, C, I
	Eaton Vance Short Term Real Return Fund	Classes A, C, I
	Eaton Vance Small Cap Fund	Classes A, B, C, I, R
	Eaton Vance Small Cap Value Fund	Classes A, B, C, I
	Eaton Vance Special Equities Fund	Classes A, B, C, I
	Eaton Vance Tax Advantaged Bond Strategies Real Return Fund (not	Classes A, C, I
currently offered)

SCHEDULE C

[Reserved]

SCHEDULE D

Terms And Conditions Governing Use Of The BNYM System

SECTION 0.	GENERAL

0.1	Capitalized Terms. Capitalized terms not defined in this Schedule D shall have the meaning ascribed to them in the Main Agreement. Capitalized terms defined in this Schedule D shall have that meaning solely in this
Schedule D and not in any other part of the Agreement unless expressly stated otherwise in a specific instance.
References to Section numbers in this Schedule D shall mean Sections of this Schedule D unless expressly stated
otherwise in a specific instance. References to the "Agreement" in this Schedule D mean the Main Agreement and this Schedule D.

0.2	Purpose. BNYM utilizes some components of the BNYM System to perform the Core Services. But
BNYM does not utilize all components of the BNYM System to provide the Core Services. Some components of the BNYM System are maintained by BNYM and offered to customers solely to permit customers to access the data and information maintained in the BNYM System in connection with the Core Services and put it to additional uses.
Consequently, the Company is given rights pursuant to this Schedule D (i) to access and use components of the
BNYM System, from the Company System (as defined in Section 2.7), to engage in activities that are separate and distinct and apart from the activities engaged in by BNYM to provide the Core Services, and (ii) to authorize third parties, the "Permitted Users", to access and use certain Component Systems to engage in activities that are also separate and distinct and apart from the activities engaged in by BNYM to provide the Core Services. Such access and use of the BNYM System by the Company from the Company System and by Permitted Users may include the ability to input data and information into the BNYM System that BNYM utilizes in performing the Core Services but which is not required for BNYM to perform the Core Services. The foregoing activities by the Company and
Permitted Users represent services supplemental to the Core Services. This Schedule D governs solely those supplemental activities engaged in by the Company and Permitted Users. No part of this Schedule D is intended to apply to the use of the BNYM System by BNYM or by the Company in connection with BNYM's performance of the Core Services; only the Main Agreement is applicable to such use.

SECTION 1.	CERTAIN DEFINITIONS

"Authorized Person" means the officers and employees of Company and employees of Permitted Users who have been authorized by the Company in accordance with the applicable Documentation and procedures of BNYM to access and use the Licensed System or specific Component Systems and in connection with such access and use to be issued Security Codes (as defined at Section 2.6(b) below).

"BNYM Web Application" means with respect to a relevant Component System the collection of electronic documents and files, content, text, graphics, processes, functions, and software code, including, but not limited to,
HTML and XML files, Java and JavaScript files, graphics files, animation files, data, technology, scripts, programs, interfaces and databases residing on a computer system maintained by or for BNYM, accessible via the Internet at an Internet address furnished by BNYM for use of the particular Component System.

"Company" means the Investment Company.

"Company Data" means (i) data and information regarding each Fund and the shareholders and shareholder accounts of each Fund which is inputted into the Licensed System and the content of records, files and reports generated or derived from such data and information by the Licensed System, and (ii) Company 22c-2 Data (as
defined in Section 6.16(a) of this Schedule D). (For clarification: With respect to the term "derived", Company Data does not include management reports, summary reports, compliance reports, reports on the effectiveness of controls or any other types of reports containing aggregate data that the BNYM System derives from the Company Data and the data of all other customers of BNYM for internal business purposes and that does not contain non-public personal information of investors in the Fund).

"Company Web Application" means the collection of electronic documents and files, content, text, graphics, processes, functions, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data, technology, scripts, programs, interfaces and databases residing on a computer system maintained by or for the Company, connected to the Internet and utilized by the Company in connection with its use of a Component System as contemplated by applicable Documentation.

"Component System" means, as of its relevant License Effective Date, each Listed System and each Support
Function that is part of the Licensed System and, subsequent to a relevant License Effective Date, such Listed
Systems and Support Functions as they may be changed as provided in subsection (b) of the definition of Licensed
System.

"Copy", whether or not capitalized, means any paper, disk, tape, film, memory device, or other material or object on or in which any words, object code, source code or other symbols are written, recorded or encoded, whether permanent or transitory.

"Core Services" means the services described in the Main Agreement that BNYM is obligation to perform for
Company (for clarification: excluding the products and services provided pursuant to this Schedule D).

"Documentation" means any user manuals, reference guides, specifications, documentation, instruction materials and similar recorded data and information, whether in electronic or physical output form, that BNYM makes available to, provides access to or provides to the Company, and that describe how the Licensed System is to be operated by users and set forth the features, functionalities, user responsibilities, procedures, commands, requirements, limitations and capabilities of and similar information about the Licensed System.

"Exhibit 1" means Exhibit 1 to this Schedule D.

"General Upgrade" means (i) an Upgrade that BNYM in its sole and absolute discretion incorporates into the
Licensed System at no additional fees or charges to Company, and (ii) an Upgrade that BNYM offers to incorporate into the Licensed System without charge or at such additional fees and charges as the parties shall agree in writing and that Company accepts for incorporation into the Licensed System.

"Harmful Code" means any computer code intentionally designed to (a) disable, impair, delete, damage or corrupt a computer processing system, computer network, computer service, a deliverable for any of the foregoing, interface, data, files, software, storage media, or computer or electronic hardware or equipment; (b) impair in any way the operation of any of the foregoing based on the elapsing of a period of time, advancement of a particular date or other numeral (sometimes referred to as "time bombs," "time locks," or "drop dead" devices); or (c) permit a non-
authorized party to access, transmit or utilize, as appropriate, any computer processing system, computer network, computer service, deliverable for any of the foregoing, interface, data, files, software, storage media, or computer or electronic hardware or equipment without proper consent, (sometimes referred to as "lockups," "traps," "access codes," or "trap door" devices); or (d) any other similar harmful or hidden procedures, routines or mechanisms.

"Intellectual Property Rights" means the legal rights, interests and protections afforded under applicable patent, copyright, trademark, trade secret and other intellectual property laws.

"License Effective Date" means, with respect to each Component System of the Licensed System that Company is given the right to access and use, the date as of which the Company is first given such right to access and use.

"Licensed Services" means all functions performed by the Licensed System.

"Licensed System" means, collectively:

(a) as of its applicable License Effective Date, any one or more of the of the following: (i) any Listed System to which the Company is given access to and use of by BNYM in its entirety; and (ii) any "Support Function", which is hereby defined to mean any system, subsystem, software, program, application, interface, process, subprogram, series of commands or function, regardless of the degree of separability from or integration with a
Listed Program, that Company is given access to and use of to support its utilization of a Listed System - items within "Support Function" and this clause (ii) could be one or more parts of a Listed System or could be items which exist apart from any Listed System but which are provided to support utilization of a Listed System.

(b) Updates, General Upgrades and Company Modifications (as defined at Section 2.16) to the Listed Systems included within clause (a)(i) above and the systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands and functions included within clause (a)(ii) above.

"Listed Systems" means the computer systems listed on Exhibit 1, whether mainframe systems, surround systems, subsystems or component systems, and in the case of the NSCC and CMS means as well the separate and distinct component systems of NSCC and CMS that BNYM may give Company access to and use of at Company's request in lieu of access to and use of the entire NSCC or CMS.

"Main Agreement" means the part of this Agreement that commences on the first page and ends with but includes
Schedule A, excluding Section 3(d) (which incorporates this Schedule D into the Agreement).

"Marks" means trademarks, service marks and trade names as those terms are generally understood under applicable intellectual property laws and any other marks, names, words or expressions of a similar character.

"Permitted User" means a person other than an employee of the Company who is authorized by the Company pursuant to and in accordance with Section 2.1(a)(ii) and all applicable Documentation to access and use one or more specific Component Systems, for the avoidance of doubt, this may include properly authorized employees of
Eaton Vance Management, an affiliate of the Company.

"Product Assistance" means assistance provided by BNYM personnel regarding the Licensed System, including regarding its impact on other software, functionality, usage and integration.

"Proprietary Items" means:

(a) (i) All contents of the Listed Systems, (ii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions, regardless of the degree of separability from or integration with a Listed Program, and whether or not part of a Listed Program, that BNYM may at any time provide any customer with access to and use of to support the customer's s utilization of a Listed System, including the
Support Functions, (iii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions which BNYM utilizes in providing any of the services, or engaging in any of the activities, contemplated by this Agreement, (iv) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions owned, leased, licensed or sublicensed by BNYM which interface with, provide data to or receive data from any of the foregoing, and (v) all updates, upgrades, revisions, modifications, refinements, releases, versions, instances, translations, enhancements and improvements to and of all or any part of the foregoing, whether in existence on, or occurring prior to or subsequent to, the Effective Date (collectively, the "BNYM Software");

(b) all facilities, central processing units, nodes, equipment, storage devices, peripherals and hardware utilized by BNYM in connection with the BNYM Software (the "BNYM Equipment");

(c) all documentation materials relating to the BNYM Software, including materials describing functions, capabilities, dependencies and responsibilities for proper operation of the Licensed System, including the
Documentation, and all updates, upgrades, revisions, modifications, refinements, releases, versions, translations, enhancements and improvements to or of all or any part of foregoing (the "BNYM Documentation", and together with the BNYM Software and the BNYM Equipment, the "System" or the "BNYM System") and all versions of the
BNYM System as they may exist after the Effective Date or may have existed at any time prior to the Effective
Date;

(d) all methods, concepts, visual expressions, screen formats, file and report formats, interactivity techniques, engine protocols, models and design features used in the BNYM System;

(e) source code and object code for all of the foregoing, as applicable;

(f)	all derivative works, inventions, discoveries, patents, copyrights, patentable or copyrightable items and trade secrets prepared or furnished by or for BNYM in connection with the performance of the services or in connection with any activities of the parties related to this Agreement;

(g)	all materials related to the testing, implementation, support and maintenance of all of the foregoing;

(h)	all other documentation, manuals, tutorials, guides, instructions, policy and procedure documents and other materials in any recorded medium prepared or furnished by or for BNYM in connection with the performance of the
Licensed Services or in connection with any activities of the parties related this Agreement;

(i)	the contents of all databases and other data and information of whatsoever nature in the BNYM System, other than Company Data, whether residing in the BNYM System or existing outside the BNYM System in recorded form whether in hardcopy, electronic or other format; and

(j)	all copies of any of the foregoing in any form, format or medium.

"Terms of Use" means any privacy policy, terms of use or other terms and conditions made applicable by BNYM in connection with the Company's or a Permitted User's access to and use of a Component System or a BNYM Web
Application or other access site or access method.

"Third Party Products" means the products or services of parties other than BNYM that constitute part of the
Licensed System.

"Third Party Provider" means licensors, subcontractors and suppliers of BNYM furnishing the Third Party
Products.

"United States" means the states and the District of Columbia of the United States.

"Update" means a modification to a Component System necessary to maintain the operation of the Component
System in compliance with the Documentation in effect as of the Component System's applicable License Effective
Date and includes without limitation modifications correcting any design or operational errors in the Component
System and modifications enabling the Component System to be operated in any revised operating environment issued by BNYM and excludes Upgrades.

"Upgrade" means an enhancement to a Component System as it exists on its applicable License Effective Date, new features and new functionalities added to the Component System as it exists on its applicable License Effective
Date, and all revisions, modifications, refinements, releases, enhancements and improvements to a Component
System as it exists on its applicable License Effective Date which change the operation of Component System rather than just bring it into compliance with the applicable Documentation.

SECTION 2.	LICENSED RIGHTS AND COMPANY OBLIGATIONS

2.1	Licensed Rights.

(a)	(i)	BNYM hereby grants to Company a limited, nonexclusive, nontransferable license to access and use the Licensed System in the United States through its employees (other than as expressly permitted otherwise by
Section 2.1(a)(ii) below), solely in accordance with applicable Documentation, through the interfaces and telecommunication lines designated by BNYM, strictly for the business purposes of the Company, solely in support of the Core Services and solely for so long as any applicable fees are paid by Company.

(ii)	The license granted by Section 2.1(a)(i) includes, where such access and use is expressly contemplated by the Documentation applicable to a particular Component System to which the Company has been given access and use, the right to authorize persons not employees of the Company to access and use in the United
States the specified Component System strictly in compliance with applicable Documentation, through the interfaces and telecommunication lines designated by BNYM, solely in support of the Core Services and solely for so long as any applicable fees are paid by Company. Except with respect to Fund shareholders seeking to access IAM, to exercise the right contained in this Section 2.1(a)(ii) the Company must complete system access forms provided by
BNYM, furnish any information reasonably requested by BNYM and otherwise cooperate in complying with reasonable system access procedures established by BNYM. Access to IAM for Fund shareholders shall occur in accordance with the Documentation applicable to IAM. Upon the exercise by Company of the right contained in this Section 2.1(a)(ii), the term Company shall be redefined for all purposes of this Agreement to mean the
Company and all Permitted Users, individually and collectively, unless in an individual case the context clearly requires that the definition be restricted solely to the Company.

(b) BNYM hereby grants to each of the Company, through its officers, and Eaton Vance Management ("Eaton
Vance") as a Permitted User, through its employees, a limited, nonexclusive, nontransferable license to access and use the Licensed System and Documentation from outside the United States, solely in accordance with applicable
Documentation, by first establishing connectivity with the computer system of Company or Eaton Vance
Management located in the United States, and accessing and using the Licensed System through such connection and through the interfaces and telecommunication lines designated by BNYM for the access and use by the
Company in the United States pursuant to Section (a)(i), strictly for the internal business purposes of the Company and Eaton Vance, solely in support of the Core Services and solely for so long as any applicable fees are paid by
Company, provided the Company or Eaton Vance gives at least thirty (30) days advance notice of such to BNYM and BNYM consents in writing (an email is writing for this purpose) to the access and use. BNYM may not unreasonably withhold or delay such consent. It shall be reasonable for BNYM to withhold such consent if in its reasonable judgment such access and use (A) would involve the export of Proprietary Items other than the
Documentation, (B) would subject BNYM to taxation or other liabilities in a jurisdiction outside the United States,
(C) would be a violation of any applicable law, regulation, order or other legal authority, or (D) would occur in a
"Prohibited Country", which is hereby defined to be Cuba, Iran, Libya, North Korea, Sudan, Syria and any other country that by action of the US Government (by Executive Order or other binding Presidential pronouncement, by law or by action taken by any agency, unit, department or instrumentality of the US Government) becomes (i)
subject to US export controls for anti-terrorism reasons, or (ii) a country with which US citizens are prohibited from engaging in financial or other transactions. BNYM hereby waives advance notice of and consents to access and use from the United Kingdom or Ireland. BNYM may revoke a consent it has given in or pursuant to this Section 2.1(b)
upon notice to the Company or Eaton Vance if in its reasonable judgment it determines that any one of the circumstances described in clauses (A) through (D) above have become applicable to particular access and use from outside the United States. For clarification: the license granted by this Section 2.1(b) does not include the right to authorize persons who are not officers of the Company and not employees of Eaton Vance to access and use the
Licensed System.

(c) The Company shall be responsible and liable for compliance by Permitted Users with all applicable terms of the Agreement as if the Permitted Users were its own employees. Upon termination of the Main Agreement, all authorizations of Permitted Users by the Company immediately shall be terminated by BNYM. Company may not, and shall not under any circumstances grant sublicenses to any right granted by this Section 2.1 or subcontract or delegate any right granted by this Section 2.1 or use the Licensed System to provide services to third parties, other than shareholders of its Funds, or for any other purpose other than that described in Sections 2.1(a) and (b).

(d) The grant of rights in this Section 2.1 shall be construed narrowly. No grant of license is made hereunder to Company or any other party, except the license to Company expressly provided in this Section 2.1. The rights granted by this Section 2.1 shall immediately terminate without further action required on anyone's part, including without prior notification, upon the termination or expiration of the Agreement. BNYM and its licensors reserve all rights in the BNYM System not expressly granted to Company in this Section 2.1. Nothing in this Section 2.1 shall be construed to give Company rights of any nature in source code. The rights granted to Company by this Section
2.1 are sometimes referred to herein as the "Licensed Rights".

(e) For clarification:

Company may be given access to and use of a Listed System which contains integration points or links to one or more Support Functions that are part of a Listed System to which the Company has not been given access and use ("Linked Functions"). The Licensed Rights granted by this Section 2.1 to access and use a particular Listed
System containing integration points or links to Linked Functions includes the right to access and use such Linked

Functions, does not include the right to use the entire Listed System containing the Linked Functions or other subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions in that Listed System. To the extent exercise of Licensed Rights hereunder inadvertently or otherwise results in access to or use of a Component System or other system, subsystem, software, program, application, interface, process, subprogram, series of commands or function which is not part of the its Licensed System, all terms of this
Agreement shall apply to such access and use.

2.2	Documentation. Company shall use the Licensed System solely and strictly in accordance and compliance with the Documentation provided or made available to Company by BNYM from time to time and any specifications contained therein. Company may use only the number of copies of the Documentation that are provided to Company and may not make any additional copies of such Documentation, except that Company may copy the Documentation to the extent reasonably necessary for use in training, routine backup and disaster recovery purposes and upon request of an applicable regulatory authority. Company shall pay BNYM such fees as it has established for copies of the Documentation, if any, as listed in the Fee Agreement.

2.3	Third Party Software and Services. Company acknowledges that Third Party Products may constitute part of the Licensed System. Company’s use of Third Party Products shall be subject to the terms and conditions of this
Agreement; provided, however, access, use, maintenance and support of Third Party Products made available to
Company after an applicable License Effective Date may be conditioned upon Company’s execution of an agreement with the applicable Third Party Provider ("Third Party Agreement") which would provide for certain rights and obligations between the Company and the Third Party Provider ("Direct Third Party Product"), in which case the terms of the Third Party Agreement will also apply to Company's use of the particular Third Party Product.
Notwithstanding the foregoing sentences of this Section 2.3, Company acknowledges that BNYM is not responsible for, nor does BNYM warrant the performance or other features of, nor can it fix errors or defects in, third party software and services and BNYM’s sole obligation with respect to third party software and services is to inform the third party of any errors, defects, deficiencies or other matters regarding the third party software and services of which BNYM is made aware by Company.

2.4	Compliance With Applicable Law. Company shall comply with all laws, regulations, rules and orders of whatsoever nature of governmental bodies and authorities (whether legislative, executive, independent, self-
regulatory or otherwise) applicable to the business or activities in connection with which it utilizes the Licensed
System.

2.5	Responsibility For Use.

(a)	The Company alone will be responsible for furnishing, or arranging for a third party to furnish, all data and information required by the Documentation and the specifications therein for the Licensed System to function and perform in accordance with the Documentation, other than the data and information residing in the Licensed System in connection with BNYM's performance of the Core Services. BNYM shall have no liability or responsibility for any Loss caused in whole or in part by the Company's or a Permitted User's exercise of the Licensed Rights or use of the Licensed System or by data or information of any nature inputted into the Licensed System by or under the direction or authorization of Company or a Permitted User; provided, however, this Section 2.5 shall not relieve
BNYM of its obligation to act in accordance with the Standard Of Care with respect to the services described in
Section 3 of the Main Agreement. Company shall be responsible and solely liable for the cost or expense of regenerating any output or other remedial action if the Company, a Permitted User or an agent of either shall have failed to transmit properly and in the correct format any data or information, shall have transmitted erroneous or incorrect information or data, or shall have failed to timely verify or reconcile any such data or information when it is generated by the System ("Data Faults").

(b)	Company agrees to that is will make a good faith effort to ensure that the data transmitted to the Licensed
System by or under the direction or authorization of Company or Permitted Users will not disrupt, disable, harm, or otherwise impede in any manner the operation of the Licensed System or any associated software, firmware, hardware, or BNYM computer system or network.

2.6	Internal Control Obligations.

(a)	Company shall adopt and implement commercially reasonable internal control procedures regarding the use of the Licensed System, which internal control procedures shall be reasonably designed to ensure that any use of the
Licensed System complies with (i) Sections 2.1, 2.2, 2.6, 2.12, 2.17, 2.20 and 3.4 of this Schedule D, and (ii)
applicable Documentation.

(b)	Company shall establish and adhere to security policies and procedures intended to (i) safeguard the
System from unauthorized or improper access and use from equipment utilized by the Company, (ii) safeguard the integrity and validity of any user identifications, access passwords, mnemonics and other security data elements related to accessing the Licensed System or any Component System ("Security Codes"), and (iii) prevent unauthorized access to and protect electronically stored, processed or transmitted information. Such policies and procedures shall be at least equal to industry standards and any higher standard agreed upon by the Parties.

(c)	Unless Company obtains prior written permission from BNYM, Company shall permit only Authorized
Persons to use Security Codes assigned to or selected by Company with respect to the Licensed System. The
Security Codes shall constitute Confidential Information of both Company and BNYM under the Agreement subject to all obligations thereunder, and Company shall not permit access to Security Codes to any person other than
Authorized Persons. Company shall notify BNYM immediately if Company has reason to believe that any person who is not an Authorized Person has obtained access to a Security Code or accessed or used the Licensed System, that an Authorized Person has accessed or used the Licensed System using Security Codes not assigned to that
Authorized Person, that any other loss of confidentiality with respect to a Security Code has occurred or the security of the Licensed System has otherwise been breached.

(d)	Company shall verify and confirm all information entered on the Licensed System and shall notify BNYM of any error in any information entered on the Licensed System as soon as practicable following Company’s knowledge of such error.

(e)	Company will not recirculate, redistribute or otherwise retransmit or re-rout the Licensed System to any third party or authorize the use of any information included on the Licensed System on any equipment or display not authorized by BNYM without BNYM’s prior express written approval.

2.7	Company Resources.

(a)	Company will be solely responsible, at Company's expense, for procuring, maintaining, and supporting all third-party software and all workstations, personal computers, printers, controllers or other hardware or peripheral equipment at Company's sites ("Company System") required for Company to operate the Licensed System in accordance with the Documentation and specifications provided by BNYM from time to time. BNYM will provide
Company with specifications for Company System, including any requirements relating to the connection and operation of Company System with the Licensed System and Third Party Products. Company shall conform its operating system environment to the operating system requirements provided by BNYM for the Licensed System.
Company will support and maintain Company's System as necessary to ensure its operation does not impact the
Licensed System adversely or otherwise in a manner not contemplated by the Documentation.

(b)	Company shall, at its own expense, devote such of the Company System and other equipment, facilities, personnel and resources reasonably necessary to (a) implement the Licensed System, (b) be trained in the use of the
Licensed System, (c) perform timely any electrical work and cable installation necessary for Company’s use of the
Licensed System, and (d) begin using the Licensed System on a timely basis. BNYM shall not be responsible for any delays or fees and costs associated with Company’s failure to timely perform its obligations under this Section
2.7.

2.8	Company Telecommunications and Data Transmissions. Company will be solely responsible for complying at all times with telecommunications requirements designated by BNYM for use of the Licensed System.
Any data or information electronically transmitted by or on behalf of Company to the Licensed System will be so transmitted solely and exclusively in the format specified by BNYM.

2.9	[Reserved]

2.10	Certifications and Audits. Company shall promptly complete and return to BNYM any certifications which BNYM in its sole discretion may from time to time send to Company, certifying that Company is using the
Licensed System in compliance with all material terms and conditions set forth in this Agreement. BNYM may, at its expense and after giving reasonable advance written notice to Company, enter Company locations during normal business hours and audit Company’s utilization of the Licensed System, the number of copies of the Documentation in Company's possession, and the scope of use and information pertaining to Company's compliance with the provisions of this Agreement. The foregoing right may be exercised directly by BNYM or by delegation to an independent auditor acting on its behalf.

2.11	Taxes. The amounts payable by Company to BNYM in consideration of the performance of services by
BNYM under the Agreement, including providing access to and use of the Licensed System pursuant to this
Schedule D, do not include, and Company will timely pay, all federal, state and local taxes based on Company's use of the Licensed System or receipt of Documentation (including sales, use, excise and property taxes), if any, assessed or imposed in connection therewith, excluding any taxes imposed upon BNYM based upon BNYM's net income. BNYM undertakes to inform the Company of any such tax promptly upon receiving notification from any taxing jurisdiction.

2.12	Use Restrictions.

(a)	Company will not do or attempt to do, and Company will not knowingly permit any other person or entity to do or attempt to do, any of the following, directly or indirectly:

(i)	use any Proprietary Item for any purpose, at any location or in any manner not specifically authorized by this Agreement;
(ii)	make or retain any copy of any Proprietary Item except as specifically authorized by this Agreement;
(iii)	create, recreate or obtain the source code for any Proprietary Item;
(iv)	refer to or otherwise use any Proprietary Item as part of any effort to develop other software, programs, applications, interfaces or functionalities or to compete with BNYM or a Third Party Provider;
(v)	modify, adapt, translate or create derivative works based upon any Proprietary Item, or combine or merge any Proprietary Item or part thereof with or into any other product or service not provided for in this
Agreement and not authorized in writing by BNYM;
(vi)	remove, erase or tamper with any copyright or other proprietary notice printed or stamped on, affixed to, or encoded or recorded in any Proprietary Item, or fail to preserve all copyright and other proprietary notices in any copy of any Proprietary Item made by Company;
(vii)	sell, transfer, assign or otherwise convey in any manner any ownership interest or Intellectual Property
Right of BNYM, or market, license, sublicense, distribute or otherwise grant, or subcontract or delegate to any other person, including outsourcers, vendors, consultants, joint venturers and partners, any right to access or use any Proprietary Item, whether on Company's behalf or otherwise;
(viii)	subcontract for or delegate the performance of any act or function involved in accessing or using any
Proprietary Item, whether on Company's behalf or otherwise;
(ix)	reverse engineer, re-engineer, decrypt, disassemble, decompile, decipher, reconstruct, re-orient or modify the circuit design, algorithms, logic, source code, object code or program code or any other properties, attributes, features or constituent parts of any Proprietary Item;
(x)	take any action that would challenge, contest, impair or otherwise adversely effect an ownership interest or
Intellectual Property Right of BNYM, provided, however, that the foregoing shall not be construed to impair Company’s rights to define and defend intellectual property rights in Company Data;
(xi)	use any Proprietary Item to provide remote processing, network processing, network communications, a service bureau or time sharing operation, or services similar to any of the foregoing to any person or entity, whether on a fee basis or otherwise;
(xii)	allow Harmful Code into any Proprietary Item, as applicable, or into any interface or other software or program provided by it to BNYM, through Company's systems or personnel or Company's use of the
Licensed Services or Company's activities in connection with this Agreement.

(b)	Company shall, promptly after becoming aware of such, notify BNYM of any facts, circumstances or events regarding its or a Permitted User's use of the Licensed System that are reasonably likely to constitute or result in a breach of this Section 2.12, and take all reasonable steps requested by BNYM to prevent, control, remediate or remedy any such facts, circumstances or events or any future occurrence of such facts, circumstances or events.

2.13	Restricted Party Status. Company warrants at all times that it is not a "Restricted Party", which shall be defined to mean any person or entity: (i) located in or a national of Cuba, Iran, Libya, North Korea, Sudan, Syria, or any other countries that may, from time to time, become subject to U.S. export controls for anti-terrorism reasons or with which U.S. persons are generally prohibited from engaging in financial transactions; (ii) on the U.S.
Department of Commerce Denied Person’s List, Entity List, or Unverified List; U.S. Department of the Treasury list of Specially Designated Nationals and Blocked Persons; or U.S. Department of State List of Debarred Parties; (iii)
engaged in activities involving nuclear materials or weapons, missile or rocket technologies, or proliferation of chemical or biological weapons; (iv) affiliated with or a part of any non-U.S. military organization, or (v) designated by the U.S. Government to have a status equivalent to any of the foregoing. If Company becomes a Restricted
Person during the term of this Agreement, the Licensed Rights shall terminate immediately without notice and
Company shall have no further rights to use the Licensed System.

2.14	Mitigation Measures. Company shall take commercially reasonable measures (except measures causing it to incur out-of-pocket expenses which BNYM does not agree in advance to reimburse) to mitigate losses or potential losses to BNYM, including taking verification, validation and reconciliation measures that are commercially reasonable or standard practice in the Company's business.

2.15	Company Dependencies. To the extent an obligation of BNYM under this Schedule D is dependent and contingent upon Company's or Permitted User's performance of an action or refraining from performing an action that has been specified or described in this Schedule D or the Documentation or that is part of practices and procedures which are commercially reasonable or standard in the user's industry ("Company Dependency"),
BNYM shall not be liable for Loss to the extent caused by or resulting from, or that could have been avoided but for, a failure to properly perform or a delay in properly performing a Company Dependency and BNYM's obligation to perform an obligation contemplated by this Agreement shall be waived or delayed to the extent the performance of the related Company Dependency is not properly performed or is delayed, provided that any failure to properly perform or a delay in properly performing a Company Dependency is not the result of BNYM’s failure to act in accordance with its obligations under the Main Agreement or this Schedule D.

2.16	Software Modifications. Company may request that BNYM, at Company's expense, develop modifications to the software constituting a part of the Licensed System that BNYM generally makes available to customers for modification ("Software") that are required to adapt the Software for Company’s unique business requirements. Such requests, containing the material features and functionalities of all such modifications in reasonable detail, will be submitted by Company in writing to BNYM in accordance with the applicable, commercially reasonable procedures maintained by BNYM at the time of the request. Company shall be solely responsible for preparing, reviewing and verifying the accuracy and completeness of the business specifications and requirements relied upon by BNYM to estimate, design and develop such modifications to the Software. BNYM shall have no obligation to develop modifications to the Licensed System requested by Company, but may in its discretion agree to develop requested modifications which it, in its sole discretion, reasonably determines it can accomplish with existing resources or with readily obtainable resources without disruption of normal business operations provided Company agrees at such time in writing to pay all costs and expenses, including out-of-pocket expenses, associated with the customized modification. BNYM shall be obligated to develop modifications under this Section 2.16 only upon the execution of and in accordance with a writing containing, to BNYM's reasonable satisfaction, all necessary business and technical terms, specifications and requirements for the modification as determined by BNYM in its sole judgment ("Customization Order") and Company's agreement to pay all costs and expenses, including out-of-pocket expenses, associated with the customized modification ("Customization Fee
Agreement"). All modifications developed and incorporated into the Licensed System pursuant to a Customization
Order are referred to herein as "Company Modifications". BNYM may make Company Modifications available to all users of the Licensed System, including BNYM, at any time after implementation of the particular Company
Modification and any entitlement of Company to reimbursement on account of such action must be contained in the
Customization Fee Agreement.

2.17	Export of Software. Except as expressly provided otherwise by Section 2.1(b):

The Company and Permitted Users are without exception prohibited from (i) accessing or using the BNYM System outside the United States, or (ii) exporting, transmitting, transferring or shipping any Proprietary Item to a country or jurisdiction outside the United States. No provision of the Agreement shall be interpreted to require BNYM to permit access or use outside the United States or to export any Proprietary Item to a country or jurisdiction outside the United States. The Company shall comply with all applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority and the Company may not transfer a
Proprietary Item in violation of any such restrictions and regulations.

2.18	Permitted Users Contemplated By Documentation. Notwithstanding any other provision of the
Agreement, to the extent Documentation applicable to a particular Component System contemplates that Company
Data will be transmitted or transferred to a Permitted User outside the BNYM System, that Company Data will be made available within the BNYM System for retrieval by a Permitted User for use outside the BNYM System, that the Company Data will be provided or made available to Permitted Users within the BNYM System for use by the
Permitted User within the BNYM System or within a system of the Permitted User, or that the Company may authorize Permitted Users to access and use Company Data contained within the Licensed System in any other manner:

(i)	Subject to Section 6.10, the Company hereby grants to BNYM a worldwide, royalty-free, non-exclusive, revocable, non-perpetual right and license to display the Company Data through any BNYM Web
Application contemplated by the Documentation for the applicable Component System and hereby authorizes and directs BNYM, as appropriate, to transmit, transfer, make available and provide the
Company Data to Permitted Users, as contemplated by the Documentation applicable to the particular
Component System, including without limitation through the Internet or other communication link or method and a BNYM Web Application or other access site or method designated by BNYM for use of the particular Component System;

(ii)	The Company hereby authorizes and directs BNYM, (A) to permit Permitted Users to view and use
Company Data within the Licensed System as contemplated by applicable Documentation, (B) to act on behalf of a shareholder in any way contemplated by applicable Documentation and authorized by the
Company in accordance with applicable Documentation, including to effect purchases, sales, redemptions, distributions, exchanges, transfers and other activities and to change the status, data or information involving a shareholder account or assets in a shareholder account, and (C) to the extent contemplated by applicable Documentation, to permit Permitted Users to download and store, copy in on-line and off-line form, reformat, perform calculations with, and distribute, publish, transmit, and display the Company Data in the systems of the Permitted User and to and through any relevant BNYM Web Application;

(iii)	The Company shall have sole responsibility for imposing any desired use restrictions on Permitted Users to the extent use restrictions are contemplated by the applicable Documentation and BNYM shall cooperate in a commercially reasonable manner in imposing such use restrictions to the extent the applicable
Documentation contemplates a role for BNYM in imposing such use restrictions;

(iv)	The Company acknowledges and agrees that it alone is responsible for entering into agreements with
Permitted Users with respect to the Permitted User's use of the Company Data; the Company releases
BNYM from any and all responsibility and duty for obtaining any such agreements, including agreements relating to confidentiality and privacy of the data and information, and for any monitoring, supervision or inspection of Permitted Users of any nature; the Company releases BNYM from any Loss the Company may incur, and will indemnify and defend BNYM for any Loss it may incur, arising or resulting from or in connection with Company Data after BNYM, as appropriate, transmits, transfers, makes available or provides the Company Data to the Permitted User in accordance with applicable Documentation, whether through a BNYM Web Application or otherwise;

(v)	The Company shall be responsible and liable to BNYM for the acts and omissions of Permitted Users while accessing and using a Component System pursuant to authorization from the Company and shall indemnify and defend BNYM for all Loss arising from or related to acts or omissions by a Permitted User that would constitute a breach of this Agreement if committed by the Company, that constitute reckless or intentional misconduct or that constitute a breach of a duty of the Permitted User imposed by this Schedule D; and

(vi)	BNYM may immediately terminate access to and use of the Licensed System by a Permitted User if
BNYM reasonably believes conduct of the Permitted User would constitute a material breach of this
Agreement if committed by the Company, constitutes reckless or intentional misconduct, or constitutes a breach of a duty of the Permitted User imposed by this Schedule D, applicable Documentation or applicable Terms of Use.

2.19	Communications with Third Parties regarding Component System Services. The Company shall be solely responsible for communicating with third parties to the extent such is reasonably required for services to be provided in accordance with the Documentation for the particular Component System.

2.20	Compliance with Terms Of Use. The Company's and, to the extent applicable in connection with a particular Component System, each Permitted User's use of a Component System, a BNYM Web Application and
any other access site or access method to a particular Component System shall be conducted in full compliance with applicable Terms of Use. In addition, Permitted Users shall be required to comply with requirements set forth in applicable Documentation, including requirements relating to Security Codes, as a condition to use of particular
Component Systems.

2.21	Third Party Providers To The Company. The Company shall have sole responsibility to maintain through itself or its agents all agreements with third party providers that may be appropriate for use of a Component System and to pay as they come due all fees and charges associated with such agreements either directly or as passed through on invoices of BNYM.

2.22	Fees. The Company shall be obligated to pay to BNYM such fees and charges for access and use of any part of the Licensed System as may be set forth in the Fee Agreement and such fees and charges shall be paid in accordance with any applicable provisions set forth in the Main Agreement.

SECTION 3.	PROVISIONS REGARDING BNYM

3.1	Right to Modify. BNYM may alter, modify or change the Licensed System or any component, code, language, format, design, architecture or element of the Licensed System and present such alterations, modifications and changes to Company as Updates or Upgrades; provided, however, at no time shall this section be interpreted in such a manner as to allow BNYM by such alterations, modifications or changes to fail to comply with any term of this Schedule D. Notwithstanding Section 3.2 below, BNYM shall be responsible for training the Company with respect to any such Updates and Upgrades at no cost to the Company.

3.2	Training and Product Assistance. BNYM agrees to use commercially reasonable efforts to provide requested training and Product Assistance for Company's personnel at BNYM’s facilities or at Company's facilities in connection with access to and use of the Licensed System and subsequent Updates, as reasonably requested by
Company, at BNYM 's then-current charges and rates for such services. All reasonable travel and out-of-pocket expenses incurred by BNYM personnel in connection with and during such training or Product Assistance shall be borne by Company upon pre-approval in writing.

3.3	Monitoring. BNYM is not responsible for Company's or Permitted User's use of the Licensed System but
shall have the right to monitor such use on BNYM’s network solely to verify compliance with the terms and conditions set forth herein and for operational purposes related to the delivery of services by the Licensed System.

3.4	Additional Security Measures. BNYM shall have the right to institute and require additional security measures in connection with Company's and Permitted User's access to and use of the Licensed System that it in its sole discretion determines to be appropriate under the circumstances upon reasonable advance notice, and Company and Permitted Users shall be required to comply with any additional security requirements adopted pursuant to this
Section 3.4.

3.5	BNYM Failure to Receive Data. BNYM shall not be liable for data or information which the Company, a
Permitted User or an agent of either transmits or attempts to transmit to BNYM in connection with its use of a
Component System and which is not received by BNYM or for any failure of a Component System to perform a function in connection with any such data or information. BNYM shall not be obligated to ascertain the accuracy, actual receipt by it or successful transmission to it of any data or information in connection with the Company's or a
Permitted User's use of a Component System or to confirm the performance of any function by a Component System based on the transmission of instructions, data or information to BNYM in connection with such use by the
Company or a Permitted User. Sole responsibility for the foregoing shall rest with the party initiating the transmission. For clarification: (i) Consistent with Section 0.2 (Purpose), this Section 3.5 does not apply to BNYM's receipt of data or information in connection with any service BNYM is obligated to perform pursuant to the Main
Agreement; the provisions of the Main Agreement alone apply to such services, and (ii) without limiting the generality of clause (i), with respect to files that are customarily received in the ordinary course of business from third party sources identified in advance to BNYM by the Company and acknowledged by BNYM as to the content and timing of the files to be received from such third party sources, and upon such time as procedures are put in place by BNYM to receive such files in the ordinary course of business, BNYM will employ commercially reasonable measures to detect when such files are not received at the customary times, and upon detecting a file has not been received will employ commercially reasonable measures to obtain such file.

3.6	ACH Activity. To the extent contemplated by the Documentation, and to the extent authorized by the
Company and agreed to by BNYM in its sole discretion, BNYM will accept bank account information over the
Internet or other communication channel from Permitted Users and take such other actions as may be appropriate to facilitate movement of money to and from shareholder accounts through the Automated Clearing House ("ACH").
The Company shall be solely responsible for all market risk (gain/loss liability) associated with transactions utilizing the ACH process, provided that BNYM maintains the ACH process in accordance with the standard of care required under the Main Agreement.

SECTION 4.	OWNERSHIP AND OTHER RIGHTS

4.1	BNYM Ownership.

(a)	BNYM and its licensors, subcontractors and suppliers will continue to own all of their respective right, title, and interest, including Intellectual Property Rights, in and to the BNYM System and the Proprietary Items,
regardless of any participation, contributions, collaboration or other participation of the Company in or to the foregoing, and including any part of the foregoing that may be created by or on behalf of, at the direction of or pursuant to business requirements and other specifications provided by the Company, such as, but not limited to,
Company Modifications. For purposes of clarification: the BNYM System and any modifications to the BNYM
System or a Proprietary Item, whether or not ordered or paid for by the Company as a customization, are not intended to be and are not a "works made for hire" under Section 101 of the Copyright Act or under any other applicable law, remain proprietary to and the exclusive property of BNYM and accordingly Company hereby transfers, conveys and assigns any ownership interests or intellectual property rights it may have in and to
Proprietary Items to BNYM. To the extent requested by BNYM, Company shall cooperate with BNYM, at
BNYM's expense, to cause to vest in BNYM any ownership interests or Intellectual Property Rights in any of the forgoing that do not automatically vest in BNYM.

(b)	In the event a Company Web Application contains a Proprietary Item or other intellectual property of
BNYM, including, but not limited to, rights in copyrighted works, trademarks and trade dress, BNYM shall retain all rights in such Proprietary Item or other intellectual property. To the extent a Proprietary Item or other intellectual property of BNYM is duplicated within a Company Web Application to replicate the “look and feel,” “trade dress”
or other aspect of the appearance or functionality of a BNYM Web Application or other component of the BNYM
System, BNYM grants to the Company a limited, non-exclusive, non-transferable license to such a Proprietary Item or other intellectual property for the duration of its authorized use of the applicable Component System. The license granted by the foregoing sentence is limited to the intellectual property needed to replicate the appearance of the particular BNYM Web Application or other component of the BNYM System and does not extend to any other
Proprietary Item or other intellectual property owned by BNYM. Company shall immediately cease using such
Proprietary Item or other intellectual property immediately upon termination of the Licensed Rights governing the relevant Component System.

(c)	This Agreement is not an agreement of sale, and no title, patent, copyright, trademark, service mark, trade secret, intellectual property or other ownership rights to any Proprietary Items are transferred to Company by virtue of this Agreement. Upon BNYM's request, the Company shall promptly inform BNYM in writing of the quantity and location of any tangible Proprietary Item furnished to Company in connection with this Agreement. Nothing contained in this Agreement, no disclosure of BNYM Confidential Information and no use of Proprietary Items
hereunder shall be construed as granting to or conferring on Company any rights, by license or otherwise, for any invention, discovery or improvement made, conceived, or acquired by BNYM prior to or after the date hereof. No patent application that may hereafter be made, and no claim to any trade secret or other protection, shall be prejudiced by any disclosure of Confidential Information or use of Proprietary Items hereunder. Any sale, assignment or transfer of any nature or in any manner, or any attempt to do such, by Company or any party through
Company of any ownership interest or Intellectual Property Right of BNYM in the Proprietary Items shall be void.
Any subcontracting or delegation of any right to access or use a Proprietary Item and any subcontracting for or delegation of the performance of any activities or functions involved in accessing or using a Proprietary Item shall be void and unenforceable against BNYM.

4.2	Company Ownership. Company will own its respective right, title, and interest, including Intellectual
Property Rights, in and to the Company Data. Company hereby grants BNYM a limited, nonexclusive, nontransferable, revocable (upon termination of the Agreement), non-perpetual license to access and use the
Company Data, and consents to BNYM's permitting access to, transferring and transmitting Company Data, all as appropriate to Company's use of the Licensed Rights or as contemplated by the Documentation. No title, patent, copyright, trademark, service mark, trade secret, intellectual property or other ownership rights to any Company
Data are transferred to BNYM by virtue of this Agreement.

4.3	Mutual Retention of Certain Rights. Each party acknowledges and agrees that, other than the Licensed
Rights provided for by Section 2.1 of this Schedule D, this Agreement does not give a party any right, title or interest in or to any ownership or other rights of the other party to property. Any software, interfaces or other programs a party provides to the other party hereunder (i) shall be used solely by such receiving party and only during the term of the Agreement and only for the purpose it was provided and in accordance with the provisions of this Agreement, and (ii) shall not be used by such party or any affiliate for any other purpose or to connect to or with any other person. To the extent the Intellectual Property Rights of one party are cached to expedite communication, such party grants to the other party a limited, non-exclusive, non-transferable license to such Intellectual Property
Rights for a period of time no longer than that reasonably necessary for the communication and a party shall immediately cease using such Intellectual Property Rights immediately upon termination of the Licensed Rights governing the relevant Component System.

4.4	Use of Hyperlinks. To the extent use of hyperlinks is contemplated by the Documentation for a particular
Component System: The Company hereby grants to BNYM a royalty-free, nonexclusive, nontransferable and revocable right and license to use the Company's hyperlink in connection with the relevant Licensed Services;
BNYM hereby grants to the Company a royalty-free, nonexclusive, nontransferable and revocable right and license to use BNYM 's hyperlink in connection with providing the relevant Licensed Services; each party shall reasonably cooperate with the other party concerning the placement, location and destination of such hyperlinks; and a party shall immediately cease using another party's hyperlink immediately upon termination of the Licensed Rights governing the relevant Component System.

4.5	Use of Marks. To the extent one party's Marks must be utilized by the other party in connection with the operation of a particular Component System or the Licensed Services related to the particular Component System:
the Company hereby grants to BNYM a non-exclusive, limited license to use its Marks solely in connection with the
Licensed Services provided by the Component System; BNYM hereby grants to the Company a non-exclusive, limited license to use its Marks solely in connection with the Licensed Services provided by the Component System;
all use of Marks shall be in accordance with the granting party's reasonable policies regarding the advertising and usage of its Marks as established from time to time; the Company hereby grants BNYM the right and license to display the Company’s Mark's on applicable BNYM Web Applications relating to the IAM and AdvisorCentral components; each party shall retain all right, title and interest in and to its Marks worldwide, including any goodwill associated therewith, subject to the limited license granted in this Section 4.5; use of the Marks hereunder by the grantee pursuant to this limited license shall inure to the benefit of the trademark owner and grantees shall take no action that is inconsistent with the trademark owner’s ownership thereof; each party shall exercise reasonable efforts within commercially reasonable limits, to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided to it by the other party in writing from time to time, and all "point and click"

features relating to Authorized Persons' acknowledgment and acceptance of such disclaimers and notifications; and a party shall immediately cease using another party's Marks immediately upon termination of the Licensed Rights governing the relevant Component System.

SECTION 5.	REPRESENTATIONS, WARRANTIES & COVENANTS; INDEMNIFICATION

5.1	Mutual Representations, Warranties and Covenant. Each party warrants, represents and covenants to the other party that it will use commercially reasonable efforts to avoid engaging in any act, omission or conduct which would result in the introduction into the software or systems of the other party any computer software routines, code or programming devices designed to permit unauthorized persons to access or use the other party's software, systems or Confidential Information or data resident in the other party's systems or to disrupt, interfere, impair, reprogram, recode, disable, modify, destroy or damage the other party's software or systems or the operation thereof, any data resident in the other party's systems, or any party's lawful and valid access to or use of the other party's software or systems, including without limitation any "back door," "time bomb," "Trojan horse," "worm," "drop dead device,"
"virus", "preventative routine," "disabling code," or "cookie".

5.2	Right to Grant Licensed Rights; No Infringement; BNYM Indemnification.

(a)	BNYM warrants to Company that BNYM has the full legal right to grant Company the right to use the
Licensed System, as and to the extent permitted under this Agreement, and that the Licensed System when properly used for the purpose and in the manner specifically authorized by this Agreement, does not to BNYM’s knowledge infringe in any material respect upon any United States patent or copyright or any trade secret or other proprietary right of any person. BNYM shall defend and indemnify Company against any third party claim to the extent attributable to a violation of the foregoing warranty. BNYM shall have no liability or obligation under this Section
5.2 unless Company gives written notice to BNYM as promptly as practicable under the circumstances, but in no event later than thirty (30) days (provided that later notice shall relieve BNYM of its liability and obligations under this Section 5.2 only to the extent that BNYM is prejudiced by such later notice) after it receives notice of any applicable infringement claim against Company and allows BNYM to have control of the defense or settlement of the claim, subject to the agreement of the Company to any settlement that does not release the Company from all liability. The remedies provided in this Section 5.2 are the sole remedies for a breach of the warranty contained in this Section 5.2. If any applicable claim is initiated, or in BNYM's sole opinion is likely to be initiated, then BNYM shall have the option, at its expense, to:

(i)	modify or replace the Licensed System or the infringing part of the Licensed System so that the Licensed
System is no longer infringing; or

(ii)	procure the right to continue using or providing the infringing part of the Licensed System; or

(iii)	if neither of the remedies provided for in clauses (i) and (ii) can be accomplished in a commercially reasonable fashion, limit or terminate the Licensed Rights with respect to the infringing part of the
Licensed System and refund any fees paid by the Company with respect to future periods affected by such limitation or termination.

(b)	Neither BNYM nor any Third Party Provider shall have any liability under any provision of this Agreement with respect to any performance problem, warranty, claim of infringement or other matter to the extent attributable to (i) Company’s use of a Proprietary Item in a negligent manner or any manner not consistent with this Schedule D or Company's breach of this Schedule D; (ii) any modification or alteration of a Proprietary Item made by anyone other than BNYM or such Third Party Provider, or its agents, or made by BNYM at the request or direction of the
Company, (iii) BNYM's compliance with the instructions or requests of Company relating to a Proprietary Item; (iv)
any combination of a Proprietary Item with any item, service, process or data not provided by BNYM, (v) third parties gaining access to a Proprietary Item due to acts or omissions of Company, (vi) third party software not recommended by BNYM or the use of open source software, (vii) Company’s failure to license and maintain copies of any third-party software required to operate the any BNYM Software, (viii) Company's failure to operate the
BNYM Software in accordance with the Documentation, or (ix) Data Faults. (collectively, "Excluded Events").
Company will indemnify, and with respect to third party claims will defend, and hold harmless BNYM and Third
Party Providers from and against any and all Loss and claims resulting or arising from any Excluded Events.

5.3	BNYM Warranties. BNYM warrants that:

(i)	except for Direct Third Party Products, with respect to which no warranty is made, and subject to the last sentence of Section 2.3, the Licensed System, if used in accordance with applicable Documentation, will operate in material conformity with applicable Documentation, and in the event of a breach of this clause
(i) BNYM shall take commercially reasonable actions to restore performance of the Licensed System to the requirements of the foregoing warranty;

(ii)	BNYM owns, or has the right to use under valid and enforceable agreements, all Intellectual Property
Rights reasonably necessary for and related to the provision of the Licensed Rights and to grant the license granted under Section 2.1;

(iii)	BNYM’s business is in material compliance with applicable law and regulations the failure to comply with which would have a material adverse effect on BNYM’s performance of its obligations under this Schedule
D; and

(iv)	BNYM has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of BNYM.

5.4	Warranty Disclaimer. THE LICENSED SYSTEM AND ALL RELATED SERVICES ARE MADE
AVAILABLE TO COMPANY ON AN "AS IS", "AS AVAILABLE" BASIS. UNLESS A SPECIFIC
WARRANTY IS EXPRESSLY GIVEN IN THIS SCHEDULE D, NO WARRANTY OF ANY NATURE,
EXPRESS OR IMPLIED, IS MADE IN THIS SCHEDULE D, INCLUDING, WITHOUT LIMITATION, ANY
WARRANTY AS TO THE AVAILABILITY, CONDITION, MERCHANTABILITY, NON-INFRINGEMENT,
DESIGN, OPERATION OR FITNESS FOR OR SATISFACTION IN REGARDS TO A PARTICULAR
PURPOSE.

5.5	Limitation of Warranties. The warranties made by BNYM in this Schedule D, and the obligations of
BNYM under this Schedule D, run only to Company and not to its affiliates, its customers or any other persons.

SECTION 6	OTHER PROVISIONS

6.1	Scope of Services. The scope of services to be provided by BNYM under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Company, unless the parties hereto expressly agree in writing to any such increase. BNYM shall not be obligated to develop or implement Upgrades, but to the extent it elects to do so Section 3.1 shall apply.

6.2	Additional Provision Regarding Governing Law. This Agreement will not be governed by the United
Nations Convention on Contracts for the International Sale of Goods. The Uniform Computer Information
Transaction Act drafted by the National Conference Of Commissioners On Uniform State Laws, or a version thereof, or any law based on or similar to such Act ("UCITA"), if and as adopted by the jurisdiction whose laws govern with respect to this Agreement in any form, shall not apply to this Agreement or the activities contemplated hereby. To the extent UCITA is applicable notwithstanding the foregoing, the parties agree to opt out of the applicability of UCITA pursuant to the “opt out” provisions contained therein.

6.3	Third Party Providers. Except for those terms and conditions that specifically apply to Third Party
Providers, under no circumstances shall any other person be considered a third party beneficiary of this Agreement or otherwise entitled to any rights or remedies under this Agreement. Except as may be provided in Third Party
Agreements, Company shall have no rights or remedies against Third Party Providers, Third Party Providers shall have no liability of any nature to the Company, and the aggregate cumulative liability of all Third Party Providers to the Company shall be $1.

6.4	Liability Provisions. Notwithstanding any provision of the Main Agreement or this Schedule D, neither party shall be liable under this Schedule D under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, for exemplary, punitive, special, incidental, indirect or consequential damages, or for any other damages which are not direct damages regardless of whether such damages were or should have been foreseeable and regardless of whether any entity has been advised of the possibility of such damages, all and each of which damages is hereby excluded by agreement of the parties.

6.5	Assignment. Company may not, and shall not under any circumstances, assign, sublicense or otherwise transfer any Licensed Rights or any part thereof or any obligation under this Schedule D, and any such assignment or transfer or attempted assignment or transfer shall be void.

6.6	Return of Proprietary Items. Upon a termination of this Agreement or a termination of the license to use the Licensed System or a license to use a particular Component System, or at the end of a Continuation Period (as
defined in Section 6.16), as applicable, Company shall immediately cease attempts to access and use the relevant
Component Systems and related Proprietary Items, and Company shall promptly return to BNYM all copies of the relevant Documentation (except Documentation that may have been provided to regulatory authorities pursuant to
Section 2.2 and cannot be returned) and any other related Proprietary Items then in Company's possession.
Company shall remain liable for any payments due to BNYM with respect to the period ending on the date of termination or any Continuation Period, as applicable, and any charges arising due to the termination.

6.7	Conflicts. Applicable terms of the Main Agreement shall apply to this Schedule D but any conflict between a term of the Main Agreement and this Schedule D shall be resolved to the fullest extent possible in favor of the term in this Schedule D.

6.8	Exclusivity. Company shall solely and exclusively use the Licensed System to perform the computing functions and services made available to the Company by the Licensed System.

6.9	Term. The term of this Schedule D shall be the same as the term in effect for the Main Agreement, including with respect to any renewal terms. Additionally, with respect to each Component System to which the
Company is given access and use, the term applicable to BNYM's obligation to furnish the Component System and the Company's obligation to pay the fees and charges applicable to the Component System ("Component System
Obligations") shall be the same as the term applicable to the Core Services, including with respect to any renewal term. For clarification: this Schedule D and the Component System Obligations may be terminated only in connection with a termination of the Main Agreement in accordance with the termination provisions set forth in the
Main Agreement, except where this Schedule specifically sets forth an additional termination right.

6.10	Confidentiality. Company agrees to maintain the confidentiality of and protect the Proprietary Items and to prevent access and use not permitted hereunder with at least the same degree of care that it utilizes with respect to its own proprietary and nonpublic material, including without limitation agreeing:

(i)	not to disclose to or otherwise permit any person access to, in any manner, the Proprietary Items, or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to an employee of Company or Eaton Vance in the course of his or her employment and who is bound to maintain the confidentiality thereof;

(ii)	not to use the Proprietary Items for any purpose other than in connection with the Company's exercise of the Licensed Rights, without the consent of BNYM; and

(iii)	to promptly report to BNYM any facts, circumstances or events that are reasonably likely to constitute or result in a breach of this Section 6.10 or a breach of Section 4 of the Main Agreement with respect to the
Proprietary Items, and take all reasonable steps requested by BNYM to prevent, control, remediate or remedy any such facts, circumstances or events or any future occurrence of such facts, circumstances or events.

BNYM agrees to secure and maintain the confidentiality of the Company Data in accordance with the provisions of
Sections 4 and 5 of the Main Agreement.

6.11	Use of Internet. To the extent the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties, each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet.

6.12	Provisions Applicable Solely to IAM. In connection with any permitted access and use of IAM, the
Company agrees, at its expense, to:

(a)	Provide, or retain other persons to provide, all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain a
Company Web Application as contemplated by IAM Documentation, including the functionality necessary to maintain the hypertext links to IAM ("Company IAM Site");

(b)	Promptly provide BNYM written notice of changes in Fund policies or procedures requiring changes to the
IAM settings or parameters or services ("Parameter Changes”); provided, however, this provision shall be interpreted to require BNYM to modify only adjustable settings and parameters already provided for in IAM in response to a Parameter Change and not to require BNYM to effect any Upgrade;

(c)	Work with BNYM to develop informational materials for Permitted Users related to the use of IAM and forward a copy of any such informational materials developed solely by Company to BNYM;

(d)	Promptly revise and update on the Company IAM Site applicable prospectuses and other pertinent materials, such as user agreements, to include the appropriate consents, notices and disclosures, including disclaimers and information reasonably requested by BNYM;

(e)	With respect to the Company IAM Site, maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by BNYM in writing from time to time, and all “point and click”
features relating to acknowledgment and acceptance of such disclaimers and notifications; and

(f)	Design and develop the Company IAM Site functionality necessary to facilitate, implement and maintain the hypertext links to IAM and the various inquiry and transaction web pages and otherwise make the Company
IAM Site available to Permitted Users.

6.13	Termination and Suspension by BNYM.

(a)	In the event of a material breach of this Schedule D by Company, BNYM may terminate the Licensed
Rights in their entirety and all access to and use of the Licensed System by complying with the notice and cure period provisions in the Main Agreement applicable to a material breach of the Agreement.

(b)	In the event BNYM reasonably believes in good faith that activity constituting a material breach of a "Use
Provision" (which is hereby defined to mean each of the following Sections: 2.1, 2.2, 2.6, 2.12, 2.13, 2.15, 2.17,
2.18, 2.20, 3.4, 4.1, 4.3, 4.4, 4.5, 6.5, 6.6, 6.8, 6.10 and 6.16 (c) and 6.16 (d)) is occurring by Company or a
Permitted User, BNYM may, upon prior written notice to Company describing in reasonable detail such alleged activity, without incurring any liability, temporarily suspend access to and use of the Licensed System or a
Component System solely for the amount of time necessary for the investigation and resolution of the issues. In the event such advance notice is not reasonably practicable, BNYM shall provide such notice as is reasonably practicable under the circumstances. BNYM shall exercise this right with diligence to minimize the impact of any such suspension. The parties agree to promptly cooperate in good faith to address such issues. The Company shall indemnify BNYM for any Loss, and to the extent applicable defend BNYM against Loss, resulting from or arising out of or in connection with a breach of a Use Provision.

6.14	Equitable Relief. Company agrees that BNYM would not have an adequate remedy at law in the event of a breach or threatened breach of a Use Provision by the Company and that BNYM would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event Company breaches or threatens to breach a Use

Provision, in addition to and not in lieu of any legal or other remedies BNYM may pursue hereunder or under applicable law, Company hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefore, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, BNYM’s ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief.

6.15	Survival. Sections 2.1(d), 2.3, 2.5, 2.11, 2.12, 2.14, 2.18(iv), 2.18(v), 3.5, 4.1, 4.2, 4.3, the last clause of
Sections 4.4 and 4.5, 4, 5, 6.2, 6.3, 6.4, 6.6, 6.7, 6.10, 6.13(b), 6.14, 6.15, 6.16(i) through (m), 6.16(p) and 6.16(q)
shall survive any termination of the Agreement and any termination of Licensed Rights.

6.16	Provisions Applicable Solely to the 22c-2 System. In connection with any permitted access and use of the
22c-2 System, the Company agrees as follows:

(a)	Definitions. The following terms have the following meanings solely for purposes of this Section 6.16:

"Commercially Reasonable Efforts" means taking all such steps and performing in such a manner as a well managed company in the securities processing industry would undertake where such company was acting in a prudent and reasonable manner under the same or similar circumstances.

"Company 22c-2 Data" means, collectively, the Fund Data, the Shareholder Data and the Supplemental Data.

"Company Database" means the database maintained within the 22c-2 System by and for Company containing the
Fund Data, the Shareholder Data and Supplemental Data.

"Financial Intermediary" means a financial intermediary as that term is defined in Rule 22c-2.

"Front End Data" means the transaction data relating to the Funds and the accounts of Shareholders of the Funds
(i) specified by applicable Documentation for use within the 22c-2 System to yield reports intended to assist the
Company in determining the Financial Intermediaries from which additional transactional details could be requested for purposes of compliance with SEC Rule 22c-2, and (ii) which has been selected by the Company and transmitted to the Company Database.

"Fund Data" means, collectively, the Front End Data and the Fund Settings.

"Fund Settings" means the Fund preferences, parameters, rules and settings inputted into the Company Database and 22c-2 System by Company to administer a Fund's Rule 22c-2 policies.

"Rule 22c-2" means Rule 22c-2 of the SEC promulgated under the 1940 Act.

"Shareholder" means a shareholder, as that term is defined in Rule 22c-2, of any of the Funds.

"Shareholder Data" means the transaction data with respect to Shareholders in a Fund requested by Company that a Financial Intermediary, for access and use by Company in the 22c-2 System, (i) delivers to BNYM by a
Designated Method, or (ii) delivers to Company and is inputted into the Company Database by Company.

"Software," whether capitalized or not, means computer software in human readable form that is not suitable for machine execution without intervening interpretation or compilation.

"SRO" means any self-regulatory organization, including national securities exchanges and national securities associations.

"Supplemental Data" means any data or information, other than the Shareholder Data and Fund Data, inputted into the Company Database by Company, or provided to BNYM and inputted into the Company Database by BNYM as an additional service, that Company has reasonably determined is necessary in the operation of the 22c-2 System for purposes of compliance with Rule 22c-2.

(b) Availability. BNYM shall make the 22c-2 System available to Company from 8:00 a.m. to 6:00 p.m.,
Eastern Time, during days the New York Stock Exchange is open for trading, except for periods therein in which
BNYM suspends access for maintenance, backup, updates, upgrades, modifications required due to changes in
Applicable Law, or other commercially reasonable purposes as reasonably determined by BNYM. BNYM will use
Commercially Reasonable Efforts to limit any periods of nonavailability due to the foregoing activities.

(c) Third Party Provisions. Company's use of the 22c-2 System shall be subject to the terms and conditions contained in BNYM's agreements with Third Party Providers that BNYM is required by such agreements to apply to users of the software or services of the particular Third Party Provider to the extent notified of such terms and conditions by BNYM.

(d) BNYM Modifications. Company hereby accepts all such modifications, revisions and updates, including changes in programming languages, rules of operation and screen or report format, as and when they are implemented by BNYM, and agrees to take no action intended to have or having the effect of canceling, reversing, nullifying or modifying in any fashion the operation or results of such modifications, revisions and updates. BNYM will make Commercially Reasonable Efforts to give Company advance written notice before any such modifications, revisions or updates to the 22c-2 System go into effect.

(e) Shareholder Data.

(1) Company acknowledges that Financial Intermediaries, not BNYM, provide the Shareholder Data, that Company's access to the Shareholder Data through use of the 22c-2 System is dependent upon delivery of the
Shareholder Data by the Financial Intermediaries, and that BNYM is not responsible or liable in any manner for any act or omission by a Financial Intermediary with respect to the delivery of Shareholder Data. Company also acknowledges that Financial Intermediaries may deliver Shareholder Data which modifies Shareholder Data previously delivered or may refuse to provide Shareholder Data and that BNYM is not responsible or liable in any manner for any such modification of Shareholder Data or any such refusal to deliver Shareholder Data.

(2) Company has sole responsibility for authorizing and directing a Financial Intermediary to deliver
Shareholder Data that Company may require for purposes of Rule 22c-2. BNYM shall be obligated to receive and input into the Company Database only that Shareholder Data which has been delivered by a Financial Intermediary through the facilities maintained for such purpose by the NSCC or through the internal communications links provided in the 22c-2 System ("Designated Methods"). Company shall be solely responsible for inputting into the
Company Database and the 22c-2 System any Shareholder Data delivered by a method other than a Designated
Method.

(f) Company 22c-2 Data. As between Company and BNYM, Company alone shall be responsible for obtaining all Fund Data, Shareholder Data and Supplemental Data that Company determines is required in connection with its use of the 22c-2 System. Company is exclusively responsible for (i) the accuracy and adequacy of all Company 22c-2 Data; (ii) the review of and the accuracy and adequacy of all output of the 22c-2 System before reliance or use (provided the 22c-2 System is operating in accordance with the Documentation); and (iii) the establishment and maintenance of appropriate control procedures and back up procedures to reduce any loss of information, interruption or delay in processing Company 22c-2 Data. Company shall comply with all Applicable
Laws and obtain all necessary consents from any person, including Financial Intermediaries, regarding the collection, use and distribution to BNYM of Company 22c-2 Data as contemplated herein and of any other information or data regarding Company and the Funds that Company provides or causes to be provided for the purposes set forth herein.

(g) Communications Configuration. Company shall be responsible, at its expense, for procuring and maintaining the communications equipment, lines and related hardware and software reasonably specified by
BNYM to comprise the communications configuration required for Company to use the 22c-2 System and any
Updates and General Upgrades to the communications configuration.

(h) Front End Data. As between Company and BNYM, Company shall be solely responsible for selecting
Front End Data, identifying it to BNYM and directing BNYM to transmit the identified Front End Data from the

BNYM transfer agent system to the Company 22c-2 Database in the 22c-2 System. Company hereby authorizes
BNYM to transmit Front End Data to the 22c-2 System without further action on anyone's part upon receiving a communication from Company identifying Front End Data for transmission to the 22c-2 System.

(i) Restricted Use of Company 22c-2 Data. The Company 22c-2 Data constitutes "Confidential Data" for all purposes of Section 4 and other applicable provisions of the Main Agreement. As between the Company and
BNYM, title to all Company 22c-2 Data and all related intellectual property and other ownership rights shall remain exclusively with Company. Company authorizes BNYM to maintain and use Company 22c-2 Data solely in the manner contemplated by applicable Documentation and this Agreement and to aggregate Company 22c-2 Data in the Company Database with data of other users of the 22c-2 System to analyze and enhance the effectiveness of the
22c-2 System and to create broad-based statistical analyses and reports for users and potential users of the 22c-2
System and industry forums.

(j) Application of Results. Except to the extent that the results are inaccurate due to BNYM's gross negligence, willful misconduct or bad faith, neither BNYM nor any Third Party Provider shall have liability for any loss or damage resulting from any application of the results, or from any unintended or unforeseen results, obtained from the use of the 22c-2 System or any related service provided by BNYM.

(k) Exclusion for Unauthorized Actions. Neither BNYM nor any Third Party Provider shall have any liability with respect to any performance problem, warranty, claim of infringement or other matter to the extent attributable to any unauthorized or improper use, alteration, addition or modification of the 22c-2 System by Company, any combination of the 22c-2 System with software not specified by applicable Documentation and any other use of the
22c-2 System in a manner inconsistent with this Agreement or applicable Documentation.

(l) Disclaimer. BNYM DOES NOT WARRANT THAT USE OF THE 22C-2 SYSTEM BY COMPANY
GUARANTEES COMPLIANCE WITH RULE 22C-2 OR ANY OTHER FEDERAL, STATE, LOCAL OR SRO
LAW OR REGULATION. BNYM DOES NOT ASSUME ANY RESPONSIBILITY FOR ANY ASPECT OF
LEGAL AND REGULATORY COMPLIANCE BY OR ON BEHALF OF COMPANY, NOR SHALL COMPANY
REPRESENT OTHERWISE TO ANY PERSON. COMPANY'S USE OF THE 22C-2 SYSTEM AND ANY
OTHER SERVICES PROVIDED UNDER THIS AGREEMENT SHALL NOT BE DEEMED LEGAL ADVICE.

(m) Hardware Disclaimer. Under no circumstance shall BNYM or a Third Party Provider be liable to Company or any other Person for any loss of profits, loss of use, or for any damage suffered or costs and expenses incurred by
Company or any Person, of any nature or from any cause whatsoever, whether direct, special, incidental or consequential, arising out of or related to computer hardware.

(n) Termination by BNYM. BNYM may immediately terminate Company's license to use and Company's access to and use of the 22c-2 System upon the occurrence of any of the following events:

(a) Company engages in conduct which infringes or exceeds the scope of the license granted to
Company by Section 2.1 of this Schedule D in a material manner and does not cure the breach within twelve (12)
business days after receiving written notice from BNYM; or

(b) A Third Party Provider terminates any relevant agreement the Third Party Provider has with
BNYM that is necessary in order for BNYM to be able to license (or continue to license) the 22c-2 System to
Company. BNYM agrees to provide Company with as much notice of such termination as BNYM receives from the
Third Party Provider.

(o) Continuation Period. In the event the Agreement is terminated and in connection with such a termination the parties agree that Company will continue to have access to and use of the 22c-2 System, then the terms of this
Agreement shall apply during any such continuation period. The term of any such continuation period shall be day to day and the continuation period may be terminated immediately by either party at any time by written notice notwithstanding the contents of any notice or other communication the parties may exchange, unless both parties agree in writing to such contents. A continuation period as described in this subsection (o) is referred to herein as a
"Continuation Period".

(p) Effect of Termination. Following a termination of the Agreement or at the end of a Continuation Period, as
applicable, BNYM will (i) dispose of all Company 22c-2 Data in accordance with its applicable backup and data destruction policies, and (ii) use good faith efforts to make electronic copies of Company 22c-2 Data in existing report formats of the 22c-2 System to the extent reasonably requested by Company no less than thirty (30) days in advance of the termination of the Agreement.

(q) This Agreement shall benefit and be enforceable by Third Party Providers of the 22c-2 System.

[Remainder of Page Intentionally Blank]

EXHIBIT 1 TO SCHEDULE D

AdvisorCentral	A portal for trusts, financial advisors, broker/dealers and other financial intermediaries to view mutual fund and client account data on the transfer agent mainframe via the Internet if permitted access by the
Company and for Company back offices to view the same data.

ACE	(Automated Control Environment) - Windows database and reporting capability which automates accounting functions for mutual fund settlement, gain/loss tracking, dividend/capital gains settlement and tax withholding tracking.

AOS	(Advanced Output Solutions) – performs print mail and tax form production and fulfillment services.

CMS*	(Customer Management Suite) - the combination of functionalities, systems and subsystems which together provide the following capabilities: workflow management, electronic document processing, integrated Web-based front-end processing, customer relationship management and automated servicing of brokers and investors.

COLD	(Computer Output to Laser Disk) - document management system that provides for the laser disc storage in a
PC/server environment of certain data and documents generated on a mainframe and quick retrieval.

DAZL	(Data Access Zip Link) - application which extracts broker/dealer data at the representative level, branch level and broker/dealer level and third party administrator data from the transfer agent mainframe and transmits it to Company designated end users for viewing.

DRAS	(Data Repository and Analytics Suite) - a relational data base for management reporting which consists of the management company’s entire customer information base as copied nightly from the transfer agent mainframe and includes an integrated reporting tool.

FSR	(Full Service Retail) - principal transfer agent mainframe system which performs comprehensive processing and shareholder recordkeeping functions, including: transaction processing (purchases, redemptions, exchanges, transfers, adjustments, and cancellations), distribution processing (dividends and capital gains), commission processing and shareholder event processing (automatic investment plans, systematic withdrawal plans, systematic exchanges); creating and transmitting standard and custom data feeds to support printed output (statements, confirmations, checks), sales and tax reporting. FSR interfaces and exchanges data with various surround systems and subsystems and includes a functionality providing for direct online access.

FPT	(Fund Pricing Transmission) - application automating price and rate uploads and downloads used to perform daily fund and rate pricing from fund accounting.

IAM	(Internet Account Management) - application permitting account owners via the Internet to view account information and effect certain transactions and account maintenance changes.

NSCC*	(National Securities Clearing Corporation) - application allowing web-based utility at user's desktop to support processing linked to NSCC activity, including networking, Fund/SERV, DCC&S, Commission/SERV, mutual fund profile, and transfer of retirement assets, and includes NEWS (NSCC Exception Workflow Processing) which provides for the inputting of reject and exception information to the NSCC system.

RECON	(Reconciliation) - application automating bank DDA (Demand Deposit Account) reconciliation.

TRS	(Tax Reporting Service) - functionality performing all applicable federal and state tax reporting (tax form processing and corrections), tax-related information reporting, and compliance mailings (including W-9, W-8, RMD, B-Notice, and C-Notice).

22c-2 System	The data warehousing, analytic and administrative applications together with the related software, interfaces, functionalities, databases and other components provided by BNYM to assist fund sponsors and their principal underwriters in satisfying requirements imposed by Rule 22c-2.
-------------------------------------------------------------------------------------
* For clarification: The Company or a Permitted User may be given access to and use of one or more separable components of this system (for example, with respect to the CMS system, "Correspondence", "Image", "Customer Relationship
Manager" and "Operational Desktop") rather than the entire system and a license granted by this Schedule D to use separable components is limited to the functionalities of the separable components even if certain of functionalities of the separable components may include integration points with functionalities of the non-licensed components.

[End to Exhibit 1 to Schedule D] [End to Schedule D]

SCHEDULE E
Disaster Recovery Services
1.	EQUIPMENT. Upon notification by the Fund to BNYM of a Disaster, BNYM shall make available to the
Fund the following equipment and services:
		Qty	Type	Description
	Workarea(s):	30	Stations	Pre-wired Workspace with PC Stations equipped with
standard BNY Mellon Transfer Agent Desktop
Applications (including local printer access)
	Voice Recovery:	30	Phonesets	PBX connected into a defined split & Recorded
	Note:	Fund responsible for any call re-routing to Transfer Agent through its carrier(s).
2.	TOTAL ANNUAL DISASTER RECOVERY TEST TIME
	Emergency Response Backup Capability			48 Hours/Year
3.	SPECIAL TERMS:
	A.	The equipment described in this Schedule may be substituted by BNYM with comparable or equivalent units.
	B.	BNYM provided Emergency Response PC/Stations will be equipped with Windows XP or higher version level software.
	C.	Maximum Fund personnel for the Emergency Response Backup Capability is limited to the quantity of Emergency Response Workarea Stations plus a reasonable amount of technical support personnel as agreed to by Transfer Agent.
	D.	Fund’s access to and use of the Backup Capability shall be limited to the quantities and configurations set forth in this Schedule.

SCHEDULE F
MANAGEMENT COMPANY SUPPORT, TRANSACTION PROCESSING, AND CORRESPONDENCE
PERFORMANCE STANDARDS AND INCENTIVES

I.	Management Company Support
Monthly Payout Calculation (Quality)

This is an individual incentive plan based on attainment of individual monthly quality control, quality assurance, timeliness, and/or callout scores as computed
Supervisors and Managers.

Scores are computed monthly from the first business day of the month through the last business day of the month.

The INTERNAL ACCURACY score is the monthly average of the daily quality control score. 100% of adjustments, corrections and control forms submitted are quality controlled by management prior to being processed.

The EXTERNAL ACCURACY score is the monthly average of weekly quality assurance scores performed by management. Random samplings of resolved items are reviewed weekly for quality assurance. An external error is defined as an error that is visible to the shareholder, broker, or management company client.

The RESOLUTION TIMELINESS score represents the percentage of resolution items that are resolved within 5 business days. Items delayed by circumstances beyond associate/PNC GIS control are not counted toward this score.

THE CALLOUT TIMELINESS score represents the percentage of callouts completed within department timeframes for the month based on the weekly callout audit performed by Supervisors and Managers.

If an employee is newly hired or promoted from outside the MCS Department into one of the above positions, eligibility will begin the 1st full month after completing
90 days in the position.

This plan is effective beginning October 1, 2011.
II.
Transaction Processing and Correspondence
Monthly Payout Calculation (Productivity & Quality)

III.	MAXIMUM INCENTIVE PLAN REWARD PAYOUTS

TOTAL REWARDS AVAILABLE for Transaction Processing, Correspondence, and MCS collectively $60,000 per annum
Additional Points:

1. BNY Mellon has committed to paying for the NQR–related costs for the transaction processing and correspondence review as a part of their commitment to care. This cost is approximately $93,000 / year.

SCHEDULE G
ADDITIONAL EATON VANCE SERVICE LEVEL STANDARDS

Transaction Processing
•	New accounts (including TOA New Accounts) - T
•	Purchases - T
•	Exchanges - T
•	Transfers - T + 2
•	Redemptions - T
•	Maintenances - T + 4

Correspondence/Call Outs
• Priority Calls (Financial) - T + 1
• Priority Letters (Financial) - T+4
• Non-Priority Calls - T + 3
• Non-Priority Letters - T + 4
• Transfer of Assets Letters - T+4

Adjustments
• Processing Initiated for All items - T + 0
• All items Quality Control - T + 1
• Cancel/Rebill - T

Management Company Support
•	99% > of Priority 6 Financial items received in good order prior to 3:00pm EST will be submitted for initial processing or research on T
•	99%> of all items received in good order by MCS prior to 3:00pm EST will be assigned and acknowledged on the AHD system
•	80%> of all items received in good order by MCS prior to 3:00pm EST will be resolved in T + 3
•	90%> of all items received in good order by MCS prior to 3:00pm EST will be resolved T + 5
•	98%> completed item accuracy, as determined by dispute feedback provided by Eaton Vance Team
Leaders and mutually agreed by MCS Management

Research
• Priority Items ( Financial ) – R + 2
• Non-Financial Items – R + 3
• Other –
	ƒ	Statements, Tax Forms - ( Current to 1997) – R + 1
	ƒ	Transcripts/Fiche – ( 1997-1985) – R + 3
	ƒ	Items Prior to 1985 ( pulls from Iron Mountain ) – R + 5
	ƒ	Check Requests ( IPS ) – R + 1
	ƒ	Check Requests ( non-IPS) – R + 3

SCHEDULE H

“As-of” Procedures

Set forth below are the procedures BNYM will follow with respect to the treatment of financial gains and losses resulting from “as-of” shareholder transactions in the Eaton Vance Funds.

Definitions

• As-of Shareholder Transaction
An “as-of” transaction, also known as a backdated trade, is defined as a purchase, redemption or exchange transaction processed on a retroactive basis. The effective date of such transaction will be a date prior to the processing date. The difference in the share price between the “as-of” trade date and the processing date could result in a gain or loss to the Portfolio (or shareholder) which may increase or dilute the assets of the Fund (share class) or any dividends paid by the Portfolio during the Accumulation Period as defined below.

• Materiality
Materiality shall be defined as the point at which the NAV of the Fund is impacted as described below.

• Late Dividend Gain/Loss
An increase or decrease in the Funds dividend or distribution amounts to be paid to shareholders that results from any “as-of” trading activity after the Funds distribution ex-dividend date (ex-date).

General Practice

BNYM has the capability to track, at the Portfolio or Fund/class level, both on a daily and cumulative basis, the impact of all shareholder “as-of” transactions processed through BNYM’s transfer agent system (the “BNYM
System”). This tracking is reflected on the daily SuperSheets prepared by BNYM. For Eaton Vance, daily and cumulative gain/loss balances are reported “net” at the Portfolio level. To facilitate the tracking and reporting process, BNYM assigns a responsibility code to track gain/loss by the following parties:

1. Management Company
• Management Company
• Dealer

2. Fund
• Estimates
• Shareholder
• Transmission Issue

3. Transfer Agent

Gain/Loss Reporting and Tracking

BNYM tracks the responsibility by Management Company, Fund and Transfer Agent for all gains and losses generated by “as-of” transactions. BNYM may also prepare detailed explanations of “as-of” activity, primarily for internal process improvement purposes. Additionally, a daily/weekly/monthly gain/loss report can be made available to designated individuals at the Fund(s) upon request.

Standard of Materiality

Materiality shall be defined as the point at which the NAV of the Fund is impacted. Materiality is further classified into two categories.

• Daily Event / Material Price Impact:
A pricing error will be considered material if the error is greater than or equal to $.005 per outstanding share on a given day.

• Daily Event / Non-Material Price Impact:
A pricing error will be considered non-material if the error is less than $.005 per outstanding share on a given day.

Procedure

Daily Event / Material Price Impact

In the event that an “as-of” gain/loss amount to the Fund is equal to or exceeds $.005 per outstanding share on any business day, the Fund’s fund accounting service provider (“Fund Accounting”) will be responsible for notifying
BNYM and the Fund(s). In addition, Fund Accounting will immediately book the appropriate payable/receivable entry in order to “keep the Fund whole.” At that time, BNYM will provide a detailed explanation of the transaction, or transactions, which caused the “as-of” amount to equal or exceed the $.005 per outstanding share threshold. BNYM will work closely with the Fund(s) to identify and resolve the full gain/loss amount.

Upon confirmation of the reason(s) for any such material price impact resulting from an “as-of” loss on a given day, the responsible party or parties is required to reimburse the full amount due to the Fund. Such reimbursement will occur within a 30 day period and outside of the normal monthly settle-up process.

Daily Event / Non-Material Price Impact

BNYM will be responsible for reimbursing the Funds for Transfer Agency designated netted losses of $200 or greater and will settle up on a monthly basis. Netting is only applicable if a gain and loss is generated on related “as of” transactions within the same Portfolio. Related transactions would be defined as transactions processed within the scope of a single adjustment occurrence within the same Portfolio. Otherwise, all gains will remain with the
Funds. On an annual basis, the reimbursement by BNYM for net losses will not exceed $100,000. For resolution of all loss amounts above the $100,000 annual threshold, BNYM reserves the right to negotiate a mutually agreed upon settlement with Eaton Vance.

The responsibility for the tracking and recovery of all other amounts owed to the Funds resulting from “as of”
transaction activity resides with Eaton Vance.

BNYM will utilize the procedures outlined below for dividend accrual gain/loss resulting from any “as of” trading activity occurring within a given calendar month and “late dividends” resulting from “as-of” transactions crossing a
Funds ex-date.

Late Dividend Gain/Loss

Late dividend gain/loss results from “as-of” trade activity that generates a dividend/capital gain after the Funds payable date. Late dividend gain/loss will be reported to Eaton Vance and recovered in accordance with their existing gain/loss reimbursement procedures.

Interest Compensation
In the event of a check disbursement or wire payment error in which the shareholder has lost interest due to a misrouting of the proceeds, BNYM will not pay interest compensation to the shareholder until reimbursement of such interest earnings are received from the bank that erroneously benefited from the misrouted payment. In cases where BNYM is at fault, payment of interest compensation to the shareholder will not be delayed.